EXHIBIT 4.1


     THE TUPPERWARE CORPORATION RETIREMENT SAVINGS PLAN
     (Effective as of May 1, 1996 or such other dates as provided herein or required by law)

     Contents

        Section                                                  Page

             Article I. The Plan
        1.1  Establishment and Amendment of the Plan               1
        1.2  Applicability of the Plan                             1
        1.3  Purpose of the Plan                                   1

             Article II. Definitions, Construction, and
             Interpretation
        2.1  Definitions                                           2
        2.2  Gender and Number                                    10
        2.3  Prior Plan Definitions                               10

             Article III. Participation and Service
        3.1  Participation                                        11
        3.2  Duration of Participation                            12
        3.3  Service                                              12
        3.4  Severance from Service                               13
        3.5  One-Year Period of Severance                         13
        3.6  Hours of Service                                     14
        3.7  Leased Employees                                     14
        3.8  Special Provisions for Participants Who Enter
             the Armed Forces                                     15
        3.9  Transfer of Employment                               15

             Article IV. Contributions
        4.1  Employer Contributions                               16
        4.2  Allocation of Employer Contributions                 16
        4.3  Employee Before-Tax and Employer Matching
             Contributions                                        16
        4.4  Application of Forfeitures                           18
        4.5  Limitations on Contributions                         18
        4.6  Contingency of Contributions on Profits              23

     Contents

        Section                                                  Page

        4.7  Limits on Annual Additions                           23
        4.8  Employee Rollover Contributions                      24
        4.9  Coordination of Benefits                             25

             Article V. Vesting in Accounts
        5.1  Employee Contribution Accounts                       26
        5.2  Employer Contribution Accounts                       26

             Article VI. Distributions and Withdrawals
        6.1  Distribution Upon Severance From Service             27
        6.2  Forfeitures                                          27
        6.3  Commencement of Distributions                        29
        6.4  Method of Distribution                               30
        6.5  Hardship Withdrawals                                 32
        6.6  Withdrawals of Employee Contributions                34
        6.7  Minimum Distributions                                34
        6.8  Required Distributions                               34
        6.9  Incidental Death Benefit                             35
        6.10 Calculation of Life Expectancies                     36
        6.11 Withholding Taxes                                    36
        6.12 Loans                                                36
        6.13 Direct Rollovers of Eligible Distributions           38

             Article VII. Investment Elections
        7.1  Investment of Contributions                          39
        7.2  Investment Procedures                                39
        7.3  Transfer of Assets                                   40

             Article VIII. Accounts and Records of the Plan
        8.1  Accounts and Records                                 41

     Contents

        Section                                                  Page

        8.2  Trust Fund                                           41
        8.3  Valuation and Allocation of Expenses                 41
        8.4  Allocation of Earnings and Losses                    41

             Article IX. Financing
        9.1  Financing                                            42
        9.2  Contributions                                        42
        9.3  Nonreversion                                         42
        9.4  Rights in the Trust Fund                             42

              Article X. Administration and Investment Management
        10.1  Section Reserved                                    43
        10.2  Section Reserved                                    43
        10.3  Section Reserved                                    43
        10.4  Section Reserved                                    43
        10.5  Section Reserved                                    43
        10.6  Section Reserved                                    43
        10.7  Section Reserved                                    43
        10.8  Section Reserved                                    43
        10.9  Section Reserved                                    43
        10.10 Section Reserved                                    43
        10.11 Section Reserved                                    43
        10.12 Section Reserved                                    43
        10.13 General                                             43
        10.14 Management Committee Acting as Employer             43
        10.15 Section Reserved                                    44
        10.16 Management Committee as an Applicable
              Named Fiduciary                                     44
        10.17 Section Reserved                                    45
        10.18 Management Committee Membership and Structure       45
        10.19 Section Reserved                                    46

     Contents

        Section                                                 Page

        10.20 Management Committee Actions                       46
        10.21 Procedures f Designation of an Applicable Named
              Fiduciary                                          47
        10.22 Compensation                                       47
        10.23 Discretionary Authority of each Named Fiduciary    47
        10.24 Responsibility and Powers of the Management
              Committee Regarding Administration of the Plan     48
        10.25 Allocations and Delegations of Responsibility      49
        10.26 Management Committee Bonding                       51
        10.27 Fiduciary Capacity                                 51
        10.28 Employers Agent                                    52
        10.29 Administrative Committee Duties and Power          52
        10.30 Named Fiduciary Decisions Final                    53
        10.31 No Agency                                          53
        10.32 Plan Expenses                                      53
        10.33 Information to be Supplied by Employer             53
        10.34 Misrepresentations                                 53
        10.35 Records                                            54
        10.36 Appeals from Denial of Claims                      54
        10.37 Notice of Address and Missing Persons              55
        10.38 Data and Information for Benefits                  56
        10.39 Effect of a Mistake                                56
        10.40 Self Interest                                      56
        10.41 Securities Law Requirements                        56

              Article XI. Amendment and Termination
        11.1  General Amendment                                  58
        11.2  Limitations on Amendments                          58
        11.3  Termination of the Plan                            58
        11.4  Effect of Bankruptcy and Other Contingencies
              Affecting an Employer                              59

     Contents

        Secton                                                  Page
              Article XII. Top-Heavy Provisions
        12.1  Application of Top-Heavy Provisions                60
        12.2  Definitions                                        60
        12.3  Minimum Contribution                               61
        12.4  Limit on Annual Additions: Combined Plan Limit     62
        12.5  Collective Bargaining Agreements                   62

              Article XIII. Participation in and Withdrawal
              From the Plan by an Employer
        13.1  Participation in the Plan                          64
        13.2  Withdrawal from the Plan                           64
        13.3  Foreign Subsidiaries                               64

              Article XIV. Miscellaneous
        14.1  Beneficiary Designation                            66
        14.2  Legal Disability                                   67
        14.3  Nonalienation                                      67
        14.4  Applicable Law                                     68
        14.5  Severability                                       68
        14.6  No Guarantee                                       68
        14.7  Merger, Consolidation, or Transfer                 68
        14.8  Plan Not a Contract of Employment                  69
        14.9  Successors; Corporate Reorganization               69
        14.10 Expenses                                           69
        14.11 Construction                                       69
        14.12 Headings                                           69

     Contents

        Section                                                 Page

              Article XV. Sale of Business Unit, Closing
              of Facility, or Reduction in Force
        15.1  Application                                        70
        15.2  Sale of Business Unit                              70
        15.3  Closing of Facility                                70
        15.4  Reduction in Force                                 71

     THE TUPPERWARE CORPORATION RETIREMENT SAVINGS PLAN

     Article I. The Plan

     1.1 Establishment and Amendment of the Plan
     Tupperware Corporation (the "Corporation") has established a profit sharing and savings defined contribution plan known as the "Tupperware Corporation Retirement Savings Plan" (the "Plan") for the benefit of the Eligible Employees of the Corporation and its participating Affiliates. The Plan has been established in contemplation of the distribution of the common stock of the Corporation by Premark International, Inc. to its shareholders (the "Distribution"). In connection with the establishment of the Plan, the trust funding the Plan will receive a transfer of assets and liabilities from The Premark International, Inc. Retirement Savings Plan representing the account balances in such plan of the Corporation's Employees and former employees who are Participants in the Plan.

     1.2 Applicability of the Plan
     The provisions of this Plan as set forth herein are applicable only to the Eligible Employees of an Employer in current employment on or after the Effective Date except as specifically provided herein.
      Any person who was covered under the Prior Plan immediately prior to the Effective Date whose services terminated under such plan prior to the Effective Date and who was entitled to benefits under provisions of the Prior Plan as in effect on April 30, 1996 and whose benefits were transferred to this Plan in connection with the Distribution shall continue to be entitled to the same amount of benefits (including any gains or losses of the trust fund attributable thereto) as determined under the terms of the Prior Plan without change under this Plan.

     1.3 Purpose of the Plan
     The purpose of the Plan is to provide a convenient and tax advantageous way for Participants to save on a regular and long-term basis for retirement.

     Article II. Definitions, Construction, and Interpretation

     2.1 Definitions
     Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.
     (a) "Account" means the separate account maintained for each Member which represents his total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following subaccounts:
          (1) "Employee After-Tax Contribution Account" means that portion of such Member's Account which evidences the value of any after-tax contributions contributed by the Member, including any gains and losses attributable thereto, which were transferred to the Plan from the Prior Plan and any gains and losses of the Trust Fund attributable thereto. No after-tax contributions shall be permitted to be made by Members.
          (2) "Employee Before-Tax Contribution Account" means that portion of such Member's Account which evidences the value of the Employee Before-Tax Contributions made on his behalf by an Employer as described in section 4.3(a), including any gains and losses of the Trust Fund attributable thereto. The [Employee Before-Tax Contribution Account] shall consist of two subaccounts. One subaccount, referred to as the "Basic Contribution Account" shall consist of Employee Before-Tax Contributions subject to Employer Matching Contributions as described in section 4.3(b). The other subaccount, referred to as the "Supplemental Contribution Account" shall consist of Employee Before-Tax Contributions not subject to Employer Matching Contributions.
          (3) "Employee Rollover Contribution Account" means that portion of such Member's Account which evidences the value of Employee Rollover Contribution(s) made by the Member pursuant to section 4.8, including any gains and losses of the Trust Fund attributable thereto.
          (4) "Employer Contribution Account" means that portion of such Member's Account which evidences the value of any Employer Contributions described in section 4.1 and Employer Matching Contributions described in section 4.3(b) made on his behalf by an Employer, including any gains and losses of the Trust Fund attributable thereto.

     The Management Committee shall have the discretion to establish any additional Accounts as it shall deem appropriate.
     (b) "Administrative Committee" means the person or persons appointed by the Management Committee to act as a delegate of the Management Committee; in the absence of such appointment, the Management Committee, acting on behalf of the Plan and Trust, shall be the Administrative Committee.
     (c)  "Affiliate" means--
          (1) any corporation other than the Corporation (i.e., either a subsidiary corporation or an affiliated or associated corporation of the Corporation), which together with the Corporation is a member of a "controlled group" of corporations (as defined in Code section 414(b));
          (2)  any organization which together with the Corporation is under "common control" (as defined in Code section
               414(c));
          (3) any organization which together with the Corporation is an "affiliated service group" (as defined in Code section 414(m)); or
          (4) any other entity required to be aggregated with the Corporation pursuant to regulations under Code section 414(o).
     (d) "Alternate Payee" means an alternate payee, as that term is used in Code section 414(p), and for whom a qualified domestic relations order creates, recognizes, or assigns the right to receive all or a portion of the benefits payable to a Member under the Plan.
     (e) "Applicable Named Fiduciary" means the person or its delegate who, within the meaning of section 402(a)(2), 402(c)(3), or 403(a)(1) of ERISA, has the authority to perform the separate functions allocated to such person under this Plan; and further means--
          (1) with respect to voting and tender instructions to be directed by a Member, and any other shareholder rights to be directed by a Member, those persons or entities described in the Trust Agreement;
          (2) with respect to any authority and control regarding plan administration duties, the Management Committee or such other person designated by the Management Committee acting on behalf of the Corporation, to be an Applicable Named Fiduciary pursuant to the procedures herein or in the Trust Agreement; or
          (3) with respect to the management and control of the Plan's assets or any discretionary authority with respect to the Plan's assets, the Management Committee or such other person designated by the Management Committee, acting on behalf of the Corporation, to be Applicable Named Fiduciary pursuant to the procedures herein or in the Trust Agreement.
     (f) "Beneficiary" means a person who, or entity which, is entitled to a Member's interest under the Plan in the event of the Member's death, as further described in section 14.1.
     (g) "Board of Directors" means the Board of Directors of the Corporation.
     (h) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.
     (i) "Compensation" means a Participant's pay, determined as follows:
          (1) For all purposes of the Plan, except as otherwise specified, "Compensation" means an Employee's total wages,salaries, commissions, bonuses, special cash awards (except as otherwise specified below) and similar payments made by an Employer during a Plan Year, except that for the first Plan Year, includes an Employee's Compensation, as defined in the Prior Plan, for the Plan Year of the Prior Plan beginning on January 1, 1996. Such amount shall be increased by any deferrals by the Employee pursuant to (i) any cash or deferred arrangement under Code section 401(k) maintained by an Employer , (ii) any other supplemental or nonqualified deferred compensation arrangement between the Employer and the Employee, and
              (iii) any amounts excluded from wages by reason of an election to reduce wages in lieu of benefits under Code section 125 for a Plan Year, except that for the first Plan Year, such Employee deferrals include those Employee deferrals made between January 1, 1996 and the Effective Date. "Compensation" shall not include amounts paid after an Employee's termination of employment, payments by reason of termination of employment (such as severance pay and accrued vacation pay), noncash compensation, long-term incentive compensation, or reimbursement of expenses. "Compensation" shall not include special cash awards which the Management Committee designates as not includible as Compensation under this Plan.
          (2) For purposes of determining whether an individual is a Highly Compensated Employee, and for purposes of satisfying the limits on contributions described in section 4.5, "Compensation" means an Employee's compensa tion, as defined in Code section 415(c)(3) and the applicable Treasury regulations thereunder. Such amount shall be increased by any Employee deferrals pursuant to any cash or deferred arrangement under Code section 401(k) maintained by an Employer and any amounts excluded from wages by reason of an election to reduce wages in lieu of benefits under Code section 125.
          (3) For purposes of applying the limits of Code section 415, as described in section 4.7, "Compensation" means an Employee's compensation as defined in Code section 415(c)(3) and the applicable Treasury regulations there under.
          (4) The Compensation of each Employee that may be taken into account under the Plan shall not exceed the first $150,000 of an Employee's Compensation (as adjusted by the Secretary of the Treasury pursuant to Code section 401(a)(17)(B)). In determining the Compensation of an Employee for purposes of the foregoing limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Employee's spouse and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year.
     (j)  "Core Investment Funds" mean the Fixed Income Fund, the
          Large Company Stock Fund, the Small Company Stock Fund, the International Stock Fund, and such other Investment
          Funds designated to be Core Investment Funds in the Trust
          Agreement.
     (k) "Corporation" means Tupperware Corporation, a Delaware corporation.
     (l) "Disability" means a total physical or mental inability to perform work, resulting from injury or disease, which is expected to be permanent, as determined by the Administrative Committee. The existence of a "Disability" shall be determined by the Administrative Committee according to uniform principles consistently applied, and based upon such evidence as the Administrative Committee believes necessary or desirable.
     (m) "Distribution" means the distribution of the common stock of the Corporation by Premark International, Inc. to its shareholders.
     (n)  "Effective Date" means May 1, 1996.
     (o) "Eligible Employee" means an Employee of an Employer whose base of employment is within the United States or any Employee who is a United States citizen participating in the United States Social Security program and who is employed by an Employer that is a foreign Affiliate. The definition of "Eligible Employee" is, however, subject to the following provisions:
          (1) The term "Eligible Employee" shall not include an Employee who is an active Participant in or eligible for active participation in any other Employer-sponsored individual account plan (as defined in section 3(34) of ERISA) which is intended to be qualified under Code section 401(a).
          (2) An Employee who is covered by a collective bargaining agreement where retirement benefits are the subject of good faith bargaining shall not be an "Eligible Employee" unless such collective bargaining agreement provides for participation in this Plan and unless such participation in the Plan has been approved by the Management Committee.
          (3) An Employee of an Employer who is employed only on a seasonal basis shall not be an "Eligible Employee."
     (p) "Employee" means any person who is employed by, or is on an approved leave of absence from an Employer, the Corporation or an Affiliate.
     (q) "Employee Before-Tax Contributions" means the contributions made by an Employer on behalf of a Participant pursuant to the Participant's election to reduce Compensation as described in section 4.3(a).
     (r) "Employee Rollover Contribution" means the contribution(s) made by an Eligible Employee pursuant to section 4.8.
     (s) "Employer" means the Corporation, any Affiliate which is designated as an Employer, and any other Affiliate which, with the approval of the Management Committee, elects to become a party to the Plan by adopting the Plan for the benefit of its Eligible Employees in accordance with the procedures of section 13.1. The term "Employer" will also include any successor as provided in sections 11.4 and 14.9.
     (t) "Employer Contributions" means the contributions made by an Employer on behalf of a Participant as described in section 4.1.
     (u) "Employer Matching Contributions" means the contributions made by an Employer on behalf of a Participant, conditioned on the making of Employee Before-Tax Contributions, as described in section 4.3(b).
     (v) Employer Stock" means the common stock of the Company and securities convertible into common stock of the Company, except that the term "Employer Stock" shall mean the common stock of Premark International, Inc. and securities convertible into such common stock for the period between the Effective Date and the date of the distribution by Premark International, Inc. to its shareholders of the outstanding shares of the Company's common stock. During any temporary period after such date of distribution during which the Trust continues to hold shares of common stock of Premark International, Inc. the term Employer Stock" shall mean both
          (i) the common stock of the Company and securities convertible into common stock of the Company and (ii) common stock of Premark International, Inc. and securities convertible into such common stock.
     (w) "Employer Stock Fund" means an Investment Fund invested primarily in Employer Stock securities convertible into Employer stock.
     (x) "Employment Commencement Date" means the first day on which an Employee first performs an Hour of Service for an Employer or an Affiliate or, if applicable, the first day following a One-Year Period of Severance on which an Employee performs an Hour of Service for an Employer or Affiliate.
     (y) "Employment Year" means a 12-consecutive-month period commencing with an Employee's Employment Commencement Date or with any anniversary thereof.
     (z) "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
     (aa) "Forfeiture" means that portion of a Member's Employer Contribution Account which is not vested upon termination of his employment and which is forfeited pursuant to section 6.2.
     (bb) "Highly Compensated Employee" means, with respect to a Plan Year, any Employee who at any time during the 12-month period immediately preceding such Plan Year--
          (1) received compensation, as defined under Code section 414(q)(7), from the Employer and all Affiliates in excess of $75,000 (as effective January 1, 1987 and adjusted by the Secretary of the Treasury under Code section 415(d)),
          (2) received compensation, as defined under Code section 414(q)(7), from the Employer and all Affiliates in excess of $50,000 (as effective January 1, 1987 and adjusted by the Secretary of the Treasury under Code section 415(d)) and was in the top-paid 20 percent of Employees,
          (3) was an officer who received compensation, as defined under Code section 414(q)(7), in excess of one-half the limit under Code section 415(b)(1)(A), or
          (4) was a 5-percent owner.
          Highly Compensated Employee also means, with respect to a Plan Year, any Employee who, at any time during such Plan Year, met the descriptions contained in paragraph (1), (2), or (3) and was among the top-paid 100 Employees or any Employee who was a 5 percent owner. A former employee or a family member of a Highly Compensated Employee shall be treated as a Highly Compensated Employee to the extent required by section 414(q)(6) or (9) of the Code and the regulations thereunder. In determining who is a Highly Compensated Employee, the following rules shall apply:
          (A) For purposes of determining the number of employees in the top-paid 20 percent, the following employees are excluded:
             (i) employees who have not completed six months of service;
            (ii) employees who normally work less than 17 1/2 hours per week;
           (iii) employees who normally work during not more than six months during any Plan Year;
            (iv) employees who have not attained age 21; and
             (v) to the extent allowable under Treasury regulation
                 section 1.414(q)-1T, employees covered by a collective bargaining agreement between employee representatives and the Employer or an Affiliate.
          (B) The number of officers is limited to 50 (or, if lesser, the greater of three employees or 10 percent of employees),excluding those employees described in (A)(i),
              (ii), (iii),(iv), and (v) above.
          (C) When no officer has compensation in excess of the dollar limit described in (3) above (as adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury), the highest paid officer is treated as highly compensated.
          (D) A Highly Compensated Employee shall include a former employee who separated from service prior to the Plan Year and who was an active Highly Compensated Employee for either (i) the year the employee separated from service, or (ii) any Plan Year ending on or after the employee's fifty-fifth birthday. If the employee separated from service before January 1, 1987, such an employee shall be included as a Highly Compensated Employee only if the employee was a 5-percent owner or received compensation in excess of $50,000 during (I) the employee's year of separation or the year preceding such year, (II) any year ending on or after such employee's fifty-fifth birthday, or (III) the last year ending before such employee's fifty-fifth birthday.
          Alternatively, the simplified identification of highly compensated employees under section 4 of Revenue Procedure 93-42 may be used, including the use of a snapshot day if applicable.
     (cc) "Hour of Service" means a period of employment, as defined in section 3.6.
     (dd) [Section Reserved.]
     (ee) "Investment Fund" means an investment fund established by the Trust Agreement. The Management Committee shall have the discretion to establish new funds and terminate such existing funds as it shall deem appropriate.
     (ff) "Investment Manager" means an "investment manager," as defined in section 3(38) of ERISA, who is appointed by the Management Committee to manage, acquire or dispose of any assets of the Trust Fund.
     (gg) "Management Committee" means the Management Committee for Employee Benefits of Tupperware Corporation appointed by the Compensation and Employee Benefits Committee of the Board of Directors. The Management Committee shall be charged with the responsibility for arranging for the administration of the Plan to the extent delegated to it by the Corporation and such other duties and responsibilities as are set forth elsewhere in this Plan.
     (hh) "Member" means a Participant or a former Participant who has a balance in his Account.
     (ii) [Section Reserved.]
     (jj) "Mix Fund" means Mix A Fund, Mix B Fund, Mix C Fund, Mix D Fund, or such other Investment Fund designated as a Mix Fund in the Trust Agreement.
     (kk) "One-Year Period of Severance" means a period of absence from employment, as described in section 3.5.
     (ll) "Participant" means an Eligible Employee who has met and continues to meet the eligibility requirements of the Plan as set forth in section 3.1. An Eligible Employee who makes an Employee Rollover Contribution to the Plan pursuant to section
          4.8 prior to satisfying the eligibility requirements of
          section 3.1 shall be treated as a Participant under the Plan solely with respect to his Employee Rollover Contribution Account and the Eligible Employee shall not be entitled to have any other contributions under the Plan prior to completing such eligibility requirements.
     (mm) "Plan" means this Tupperware Corporation Retirement Savings
          Plan.
     (nn) "Plan Year" means, for the first Plan Year, the period beginning on the Effective Date and ending on December 31, 1996 and thereafter means the 12-consecutive-month period ending each December 31.
     (oo) "Prior Plan" means the Premark International, Inc. Retirement Savings Plan, as in effect immediately before the Effective Date.
     (pp) [Section Reserved.]
     (qq) "Section 16 Insider" means any Member, Beneficiary, or other person (including, if applicable, the Trust) who is an officer, director, or 10 percent beneficial owner of the Corporation subject to section 16 of the Securities Exchange Act.
     (rr) "Securities Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.
     (ss) "Service" means such period or periods of employment of an Employee by an Employer or an Affiliate, as described in section 3.3.
     (tt) "Severance from Service" means the date a Member's Service ceases, as determined in section 3.4.
     (uu) "Social Security Wage Base" means, with respect to any Plan Year, an amount equal to the maximum compensation on which Federal Social Security taxes (under the Federal Insurance Contributions Act and applicable regulations) would be applicable on the first day of such Plan Year, regardless of whether compensation is in fact subject to such tax.
     (vv) [Section reserved.]
     (ww) "Trust" means the trust created by agreement between the Corporation and the Trustee, or if there shall be more than one such agreement at any time, all such trusts collectively, as amended from time to time.
     (xx) "Trust Agreement" means any agreement establishing a trust, which forms a part of the Plan, to receive, hold, invest and dispose of the Trust Fund.
     (yy) "Trustee" means the bank, trust company, corporation, individual, individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.
     (zz) "Trust Fund" means the assets and liabilities of every kind and description held under the Trust Agreement.
     (aaa)"Valuation Date" means each day the New York Stock Exchange is open for trading, or such other date(s) occurring within a Plan Year as directed by the Management Committee.

     2.2 Gender and Number
     Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, and the singular shall include the plural.

     2.3 Prior Plan Definitions
     References in this Plan to terms that are defined in this Plan shall also be deemed to refer to comparable or similar terms defined in the Prior Plan.
Article III. Participation and Service

     3.1 Participation
     (a) Each Employee who is a participant in the Prior Plan immediately before the Effective Date and who is an Eligible Employee on the Effective Date shall become a Participant in the Plan on the Effective Date. Each other Employee who is or becomes an Eligible Employee on or after the Effective Date shall become a Participant in the Plan as follows:
          (1) If an Eligible Employee's customary employment is for at least 1,000 Hours of Service during a year, the Employee shall become a Participant on the first day of the month coinciding with or next following the date he has completed six months of Service.
          (2) If an Eligible Employee's customary employment is not for at least 1,000 Hours of Service during a year, the Employee shall become a Participant on the first day of the month coinciding with or next following the completion of at least 1,000 Hours of Service during the 12-month period following his Employment Commencement Date or during any Plan Year thereafter.
          An Eligible Employee whose customary employment is for at least 1,000 Hours of Service per year shall be eligible to make a Rollover Contribution before becoming a Participant. An Eligible Employee whose customary employment is not for at least 1,000 Hours of Service during a year shall not be eligible to make a Rollover Contribution until he becomes a Participant.
     (b) A former Participant who is rehired after a Severance from Service, but before a One-Year Period of Severance, shall resume active participation in the Plan upon the first day of the month coinciding with or next following such reemployment if he then satisfies the requirements of subsection (a). A former Participant who is rehired after a One-Year Period of Severance shall resume active participation in the Plan upon such reemployment if his prior service is reinstated under subsection 3.3(c) and if he then satisfies the requirements of subsection (a); if his service is not reinstated under subsection 3.3(c), he shall resume active participation in the Plan upon satisfaction of the requirements of subsection (a) following his reemployment.
     (c) An Employee who has a Severance from Service before meeting the requirements of subsection (a) and is rehired before a One-Year Period of Severance shall participate in the Plan upon satisfaction of the requirements of subsection (a). The Employee's Service for determining eligibility shall be based on Service before the termination (to the extent reinstated under section 3.3), the period of absence, and his Service after his reemployment. An Employee who has a Severance from Service before meeting the requirements of subsection (a) and is rehired after a One-Year Period of Severance shall participate in the Plan upon satisfaction of the requirements of subsection (a) following his reemployment.

     3.2 Duration of Participation
     A Participant shall continue to be a Participant until he ceases to be an Eligible Employee; thereafter, he will be a Member for as long as he has a vested balance in his Account.

     3.3 Service
     Service shall be used to determine a Member's eligibility to receive benefits and to determine if an Employee's Service prior to a Severance from Service shall be reinstated upon reemployment. An Employee shall be credited for Service for his period of employment with an Employer and an Affiliate as follows:
     (a) Service shall be credited in whole years and days, with each 365 days (366 days for any period of employment containing February 29) constituting one whole year.
     (b) For employment prior to the Effective Date, an Employee shall receive credit for Service equal to the "Service" he had under the Prior Plan. For employment on and after the Effective Date, an Employee shall receive credit for Service from the later of such date or his Employment Commencement Date to his Severance from Service.
     (c) If an Employee who has had a Severance from Service is subsequently reemployed as an Employee, Service shall be credited as follows:
          (1) If he is reemployed before a One-Year Period of Severance occurs, the Service he had at such Severance shall be reinstated immediately upon his reemployment and, if such Severance from Services resulted from resignation, discharge or retirement, he shall receive credit for Service for the period between his Severance from Service and his reemployment.
          (2) If he is reemployed after a One-Year Period of Severance occurs, he shall be considered a new Employee for purposes of the Plan except--
              (A) If at such Severance from Service he had a vested
                  interest in any portion of his Employer Contribution Account, the Service he had at such Severance shall be reinstated immediately upon his reemployment.
              (B) If subparagraph (A) is not applicable, and if the
                  number of consecutive One-Year Periods of Severance does not equal or exceed the greater of five years or the number of years of Service he had before such One-Year Period of Severance, such Employee shall be credited with the years of Service he had at such Severance immediately upon his reemployment.
     (d) If a business unit, plant, or facility is acquired by an Employer or Affiliate, the Management Committee may, in its sole discretion, extend Service to include employment at the business unit, plant or facility prior to such acquisition. Such Service shall be extended to Employees at the business unit, plant, or facility in a uniform and nondiscriminatory manner.
     (e) An Employee may also receive credit for Service with any entity which is a member of a controlled group of corporations which, at any time, included the Corporation or any predecessor. The Management Committee may determine that Service may be credited for such employment provided it is credited on a uniform and nondiscriminatory basis.

     3.4 Severance from Service
     Severance from Service means the earlier of (a) or (b) below:
     (a) the date the Employee resigns, is discharged, retires, or dies, or
     (b) the first anniversary of the first day of an Employee's absence from employment with an Employer or an Affiliate (with or without pay) for any reason other than in (a) above, such as vacation, sickness, disability, leave of absence, layoff, or military service (except as otherwise provided in section 3.8); provided, however, that an Employee who fails to return to employment at the expiration of a leave of absence shall be deemed to have had a Severance from Service on the first to occur of the expiration of his leave or the first anniversary of the first day of his absence (except as provided in subsection 3.5(b)).

     3.5 One-Year Period of Severance
     (a) A One-Year Period of Severance means each 12-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service for the Employer or any Affiliate during such period.
     (b) Solely for purposes of determining whether a One-Year Period of Severance has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is by reason of maternity or paternity, the date the Employee incurs a Severance from Service shall be the second anniversary of the first date of the Employee's absence. The period between the first and second anniversary of the first date of absence will not constitute Service. For purposes of this subsection, an absence from work by reason of maternity or paternity means an absence:
          (1)  by reason of pregnancy of the individual,
          (2)  by reason of the birth of a child of the individual,
          (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
          (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
     This subsection shall not apply to an individual unless the individual furnishes the Administrative Committee such timely information as the committee may require to establish that an absence is by reason of maternity or paternity and the length of the period for such absence.

     3.6 Hours of Service
     An Employee shall receive credit for each hour for which the Employee is paid, or is entitled to payment, for the performance of duties for an Employer or an Affiliate. Hours of Service shall be credited in accordance with the rules of Department of Labor regulation section 2530.200b-2.

     3.7 Leased Employees
     A person who is not an Employee of an Employer or an Affiliate and who performs services for an Employer or an Affiliate pursuant to an agreement between the Employer or an Affiliate and a leasing organization shall be considered a "leased employee" if such person performed the services on a substantially full-time basis for a year, and the services are of a type historically performed by employees. A person who is considered a "leased employee" of an Employer or an Affiliate shall not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee shall be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a leased employee (or if a person who would be a leased employee upon satisfaction of the service requirement described in this section) participates in the Plan as a result of subsequent employment with an Employer or an Affiliate, he shall receive Service for his employment with an Employer or an Affiliate under the leasing agreement. Notwithstanding the preceding provisions of this section, a leased employee shall be treated as an Employee for purposes of applying the requirements described in Code section 414(n)(3) and for purposes of determining the number and identity of Highly Compensated Employees.

     3.8 Special Provisions for Participants Who Enter the Armed Forces If a Participant is absent from employment for military service with the armed forces of the United States and returns to employment within the period required under any federal law pertaining to veterans' reemployment rights, he shall receive Service for the period of his absence from employment.

     3.9 Transfer of Employment
     (a) The transfer of an Eligible Employee, whether before or after becoming an Eligible Employee, from the Employer to an Affiliate or from an Affiliate to the Employer shall not be deemed a Severance from Service for purposes of computing his Service and for purposes of making distributions under this Plan or any other plan of an Affiliate.
     (b) If a Member's employment is, or was, transferred from an Employer to an Affiliate, or from an Affiliate to an Employer, the Member shall be credited with Service, for purposes of vesting, for all of his employment with the Employer and any Affiliate, before and after such transfer. Such Service shall be credited in accordance with section 3.3. Pursuant to section 4.9, the Member may receive an Employer Contribution under this Plan for the portion of the Plan Year in which he was employed by an Employer before or after his employment transfer.
Article IV. Contributions

     Article IV. Contributions
     4.1 Employer Contributions
     Each Employer shall make an Employer Contribution for each pay period during a Plan Year on behalf of each Participant employed by such Employer who during the Plan Year satisfies the criteria for allocation of an Employer Contribution (under section 4.2) during such year. Such contribution shall be equal to 3 percent of the Participant's Compensation up to the Social Security Wage Base and 6 percent of the Participant's Compensation in excess of the Social Security Wage Base.

     Employer Contributions shall be paid to the Trustee not later than the time prescribed by law for such Employer to obtain a federal income tax deduction for the Plan Year for which such Employer Contribution is made. In no event shall an Employer make an Employer Contribution for any Plan Year which, when added to Employee Before-Tax and Employer Matching Contributions for such Plan Year, is greater than the maximum amount deductible from income under the applicable provisions of the Code.

     4.2 Allocation of Employer Contributions
     The Employer Contributions shall be allocated as of the Valuation Date selected by the Management Committee in respect of which such Employer Contributions were paid (even though receipt of the Employer Contribution by the Trustee may take place after the end of such month). Employer Contributions shall be allocated to each Participant of the Employer who received Compensation during such month. If a Participant enters the Plan during a Plan Year, any compensation paid during such Plan Year before entry into the Plan that, but for having been paid before entry into the Plan, would have been Compensation under the Plan shall be considered in determining the Participant's Compensation for purposes of determining his allocation for the portion of the Plan Year following his entry into the Plan. However, no allocation shall be made with respect to compensation paid before his entry into the Plan.

     4.3 Employee Before-Tax and Employer Matching Contributions
     (a)  Employee Before-Tax Contributions.
          (i) Each Participant may elect, in the manner specified by the Administrative Committee, to reduce his Compensation in whole percentages between 1 and 16 percent (except as may be required pursuant to sections 4.5(f) and 4.7), and to have the amount by which his Compensation is reduced contributed on his behalf by his Employer as an Employee Before-Tax Contribution to the Plan. Such election may be made as of the first day of any month after becoming eligible to participate and shall become effective as soon as reasonably practicable after the election is made.
        (ii) Such Participant may elect no more than four times each Plan Year, in the manner specified by the Administrative Committee, and effective as soon as reasonably practicable thereafter, to increase or decrease his Compensation reductions (within the percentage limits stated above). Such elections shall be effective only with respect to Compensation not yet earned as of the effective dates of such elections.
        (iii) A Participant may elect no more than twice each Plan Year, in the manner specified by the Administrative Committee, to cease future Compensation reductions effective as soon as reasonably practicable following the election.
         (iv) Upon ceasing future Compensation reductions, an election to again reduce Compensation may be made, in the manner specified by the Administrative Committee, effective as soon as reasonably practicable following such election, and such election shall count as an election under subsection (a)(2).
          (v) The Administrative Committee may adopt rules concerning the administration of this subsection. The Employee Before-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as practical after each pay period and allocated to such Participant's Employee Before-Tax Contribution Account each pay period.
     (b) Employer Matching Contributions. For each pay period, each Employer shall make an Employer Matching Contribution on behalf of each Participant employed by such Employer for whom an Employee Before-Tax Contribution was made in such pay period. The Employer Matching Contribution paid by the Employer to the Plan for each pay period and allocated to each such Participant shall be equal to 50 percent of the Employee Before-Tax Contributions made by the Participant during the pay period (up to the first 6 percent of the Participant's Compensation during such pay period). Employer Matching Contributions shall be paid by each Employer to the Trustee as soon as practical after the end of every pay period and allocated to such Participant's Employer Contribution Account as of the end of the pay period.

     4.4 Application of Forfeitures
     Forfeitures occurring during any Plan Year in the Account of a Participant shall be used to restore amounts to reemployed Participants under section 6.2. Any remaining Forfeitures shall be used to reduce future Employer Contributions and Employer Matching Contributions due under sections 4.1 and 4.3 from the respective Employers of the Participants who incurred the Forfeitures.

     4.5 Limitations on Contributions
     (a)  Limit on Employee Before-Tax Contributions.
          (1) In no event shall any Employer make Employee Before-Tax Contributions for any calendar year, with respect to any Participant, in excess of the $7,000 limit set forth in Code section 402(g) (as effective January 1, 1987 and adjusted by the Secretary of the Treasury to reflect increases in the cost of living). This limit shall be applied by aggregating all plans and arrangements maintained by the Corporation and all Affiliates that provide for elective deferrals (as defined in Code section 402(g)).
          (2) If this limit would be exceeded by contributions to this Plan or another plan maintained by the Corporation or an Affiliate, the Administrative Committee shall distribute the amount of such excess (plus earnings thereon) to the Member. If this limit would be exceeded by contributions to this Plan and to a qualified retirement plan of another employer, the Administrative Committee shall distribute the amount of such excess (plus earnings thereon) to the Member if the Member provides the Administrative Committee with a written claim requesting a refund of the excess. Excess contributions mean elective deferrals (under Code section 402(g)) in excess of the annual limit on such deferrals in Code section 402(a)(8). The Administrative Committee may require additional proof regarding the existence of excess elective deferrals.
     (b) Actual Deferral Percentage ("ADP") Test. In no event shall any Employer make Employee Before-Tax Contributions for any Plan Year that would result in the actual deferral percentage ("ADP") of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the greater of--
          (1) one and one-quarter times the ADP of the group of all other Eligible Employees; or
          (2) the lesser of (A) two times the ADP of the group of all other Eligible Employees or (B) the ADP of the group of all other Eligible Employees plus two percentage points.
          The ADP of each group of Eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in each group) of (i) the Employee Before-Tax Contributions made on behalf of each Eligible Employee for such Plan Year to (ii) such Eligible Employee's Compensation, earned while such Employee was an eligible employee within the meaning of Treasury regulation section 1.401(k)-1(g)(4)(i) for such Plan Year. To the extent necessary to conform to the foregoing limitation, the Administrative Committee shall reduce Employee Before-Tax Contributions made on behalf of the Highly Compensated Employees. Such reduction shall be effected by reducing Employee Before-Tax Contributions made on behalf of Highly Compensated Employees (in the order of their ADPs) beginning with the Highly Compensated Employees who elected the highest percentage of such contributions.

          Any such reduction in the Employee Before-Tax Contributions made on behalf of any Participant shall be refunded to the Participant as soon as administratively possible, together with any income allocable to such excess contributions for the Plan Year for which the excess contributions were made and for the period between the end of that Plan Year and the date of distribution, as provided in the rules adopted by the Administrative Committee at the time. In no event, however, shall such excess contributions or such income allocable thereto be left undistributed any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

          For purposes of the ADP test described in this subsection--
          (I) An Employee Before-Tax Contribution will be taken into account for a Plan Year only if it relates to Compensation that either would have been received by the Eligible Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election); and
         (II) An Employee Before-Tax Contribution will be taken into account for a Plan Year only if it is allocated to the Eligible Employee as of a date within that Plan Year. For this purpose, an Employee Before-Tax Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Employee Before-Tax Contribution is actually paid to the Trust Fund no later than 12 months after the Plan Year to which the contribution relates.
     (c) Actual Contribution Percentage ("ACP") Test. In no event shall Employer Matching Contributions for any Plan Year be made which would result in the actual contribution percentage ("ACP") of the group of Highly Compensated Employees eligible to participate in the Plan to exceeding the greater of--
          (1) one and one-quarter times the ACP of the group of all other Eligible Employees; or
          (2) the lesser of (A) two times the ACP of the group of all other Eligible Employees or (B) the ACP of the group of all other Eligible Employees plus two percentage points.
          The ACP of each group of Eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in each group) of (i) the Employer Matching Contributions made on behalf of each Eligible Employee for such Plan Year to (ii) such Eligible Employee's Compensation earned while such Employee was an eligible employee within the meaning of Treasury regulation section
          1.401(m)-1(f)(4)(i) for such Plan Year.   To the extent
          necessary to conform to such limitation, the Administrative Committee shall reduce Employer Matching Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method used in subsection 4.5(b). Any such reduction in the Employer Matching Contributions made on behalf of any Participant shall be paid to the Participant (if vested) or treated as a forfeiture under section 4.4 (if forfeitable). Such payment or forfeiture shall include any income allocable to such excess contributions for the Plan Year for which the excess contributions were made and for the period between the end of that Plan Year and the date of distribution. In no event shall such excess contributions or such income allocable thereto be paid to the Participant any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

          For purposes of the ACP test described in this subsection, an Employer Matching Contribution will be taken into account for a Plan Year only if it is (I) made on account of the Eligible Employee's Employee Before-Tax Contributions for the Plan Year, (II) allocated to the Eligible Employee's Employer Contribution Account as of a date within that Plan Year, and
          (III) paid to the Trust Fund by the end of the twelfth month following the close of that Plan Year.
     (d) Combination and Restructuring. The Administrative Committee may comply with the requirements of this section by combining contributions under this Plan with contributions under any other defined contribution plan maintained by the Corporation or any Affiliate or adopting any other methodology permitted under guidelines established by the Secretary of the Treasury. To the extent permitted by applicable regulations, the Administrative Committee may elect to take Employee Before-Tax Contributions into account in applying the ACP test.
     (e) Special Rules. For purposes of determining whether the Plan satisfies the ADP test of subsection (b) and the ACP test of subsection (c), the following rules shall apply:
          (1) All elective contributions that are made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. All matching contributions made under two or more plans that are similarly aggregated are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of section Code 401(k) or 401(m), the aggregated plans must also be treated as a single plan for purposes of satisfying Code sections 401(a)(4) and 410(b).
          (2) In calculating the ADP or the ACP, the actual deferral ratio ("ADR") or the actual contribution ratio ("ACR"), as applicable, of a Highly Compensated Employee will be determined by treating all cash-or-deferred arrangements or all plans subject to Code section 401(m) (as applicable) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement. If a Highly Compensated Employee participates in two or more cash-or-deferred arrangements, or in two or more plans subject to Code section 401(m), that have different plan years, all cash-or-deferred arrangements or arrangements subject to Code section 401(m) (as applicable) ending with or within the same calendar year shall be treated as a single arrangement.
              Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k) or 401(m).
          (3) In the case of a Highly Compensated Employee who is either a 5-percent owner or one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of Code section 414(q)(6)--
              (A) the ADR for the family group (which is treated as one
                  Highly Compensated Employee) is the ADR determined by combining the elective contributions, compensation, and amounts treated as elective contributions of all eligible family members, and
              (B) the ACR for the family group (which is treated as one
                  Highly Compensated Employee) is the greater of (i) the ACR determined by combining the contributions and compensation of all eligible family members who are Highly Compensated Employees without regard to family aggregation, and (ii) the ACR determined by combining the contribution and compensation of all family members.
                  Except to the extent taken into account in the preceding sentence, the elective contributions, compensation, and amounts treated as elective contributions, and the contributions and compensation of all family members are disregarded in determining the ADPs and ACPs for the groups of Highly Compensated Employees and nonhighly compensated employees.
          (4) In the case of a Highly Compensated Employee whose ADR or ACR is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows, in accordance with the "leveling" method described in Treasury regulation section 1.401(k)-1(f)(2) or 1.401(m)-1(e)(2) (as applicable):
              (A) First, the ADR or ACR (as applicable) of the Highly
                  Compensated Employee with the highest ADR or ACR is reduced to the extent necessary to satisfy the ADP test or the ACP test (as applicable) or cause such ratio to equal the ADR or ACR (as applicable) of the Highly Compensated Employee with the next highest ratio.
              (B) Second, this process is repeated until the ADP or ACP
                  test (as applicable) is satisfied.
          (5) The amount of excess contributions and income allocable thereto to be refunded shall be reduced by excess deferrals under subsection (a) previously distributed for the taxable year ending in the same Plan Year, and excess deferrals under subsection (a) to be distributed for a taxable year will be reduced by excess contributions and income allocable thereto previously distributed or recharacterized for the Plan Year beginning in such taxable year.
          If a Highly Compensated Employee's elective contributions are reduced in order to enable the Plan to satisfy the ADP test, a corresponding reduction shall be made to the contributions that would otherwise have matched said elective contributions.
     (f) Additional Action. The Administrative Committee may take such additional action as it shall consider appropriate to ensure compliance with the requirements of this section. Such action may include, but is not limited to, reducing the maximum amount of Employee Before-Tax Contributions under section 4.3 that can be contributed on behalf of any group of Highly Compensated Employees.
     (g) Multiple-Use Limitation. To the extent required by rules issued under Code section 401(m)(9), the limits of this section shall be applied in a manner that reflects any restrictions on the multiple use of the alternative limitation contained in paragraph (2) of subsections (b) and (c) of this section. Any such restriction on the multiple use of the alternative limitation shall be implemented pursuant to uniform rules to be adopted by the Administrative Committee.
     (h) Other Requirements. The determination of ADP and ACP amounts of any Participant shall satisfy such other requirements as may be permitted by the Secretary of the Treasury.

     4.6 Contingency of Contributions on Profits
     This Plan is designated as a profit sharing plan under Code section 401(a). However, payment by an Employer of contributions to the Plan shall not be contingent upon the existence of current or accumulated profits of the Employer.

     4.7 Limits on Annual Additions
     (a) A Participant's "annual addition" (within the meaning of Code section 415(c)) may not exceed the lesser of--
          (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A)), or
          (2) 25 percent of such Participant's Compensation for such Plan Year.
     (b) If in any Plan Year a Participant is covered both under any defined contribution plan and under any defined benefit plan, the sum of the defined benefit plan fraction (as defined in Code section 415(e)(2)) and the defined contribution plan fraction (as defined in Code section 415(e)(3)) for such Plan Year shall not exceed one. It is intended that the benefits payable under any defined benefit plan will be reduced to the extent necessary to prevent the sum of such fractions for any Plan Year from exceeding one before contributions to any defined contribution plan will be reduced. "Any defined benefit plan" means all defined benefit plans of the Corporation and Affiliates considered as one plan. "Any defined contribution plan" means all defined contribution plans of the Corporation and Affiliates considered as one plan. In applying the limitations of this section 4.7, "Affiliate" shall have the meaning prescribed in section 2.1(c), except that in applying Code sections 414(b) and (c), the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1).
     (c) If in any Plan Year a Participant's annual addition exceeds the limitation determined under subsection (a) above, such excess shall not be allocated to the Participant's accounts in any defined contribution plan but shall be handled in the following manner and order until such excess is eliminated:
          (1) the Participant's portion of the allocation of Employee Before-Tax Contributions or any part thereof shall be refunded to the Participant; and
          (2) the Participant's portion of the allocation of Employer Contributions or any part thereof shall be placed in a suspense account. The amount held in such suspense account that is attributable to contributions of an Employer shall be used to reduce contributions by that Employer for the next following Plan Year. Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

          The above reductions shall be applied to this Plan first, and thereafter to any other defined contribution plan.

     4.8 Employee Rollover Contributions
     An Eligible Employee may, in accordance with procedures approved by the Administrative Committee, contribute the following amounts to the Plan:
     (a) part or all of a distribution or proceeds from a sale of distributed property which, prior to January 1, 1993, qualifies as a "qualified total distribution" or, after December 31, 1992, an "eligible rollover distribution" from a trust described in Code section 401(a) and exempt from tax under Code section 501(a), less any amounts considered to be employee after-tax contributions;
     (b) a distribution from an individual retirement account or annuity, the entire amount of which distribution is from a source described in (a) above; or
     (c) a trust-to-trust transfer from a prior employer's plan, provided that the Employee can establish to the satisfaction of the Administrative Committee that such prior employer's plan meets the qualification requirements under Code section 401(a).
     A contribution described in subsection 4.8(a) or (b) must be paid over to the Trustee on or before the sixtieth day after receipt by the Employee of the distribution. All contributions described in this section and shall be held in the Trust Fund under this Plan as a completely separate account in the name of the Employee whose interest is being held. Such account shall be fully vested and nonforfeitable, and subject to the distribution and withdrawal provisions of Article VI.

     4.9 Coordination of Benefits
     (a) If an Employee transfers into employment that entitles the Employee to participate in the Plan, or if an Employee transfers out of employment that entitled the Employee to participate in the Plan, the Employee may receive an Employer Contribution under this Plan only for the portion of the Plan Year in which he was a Participant.
     (b) For purposes of determining the treatment of transferred employees--
          (1) In applying any Plan provision requiring employment with an Employer on the last day of a Plan Year, any employment with an Employer or with any Affiliate shall be sufficient to satisfy the Plan provision.
          (2) Any compensation paid during a Plan Year prior to the date of a transfer shall be counted in determining the Participant's Compensation over the Social Security Wage Base.

     Article V. Vesting in Accounts

     5.1  Employee Contribution Accounts
     A Member shall at all times be fully vested and have a nonforfeitable interest in his Employee Before-Tax Contribution Account, Employee After-Tax Contribution Account, and Employee Rollover Contribution Account.

     5.2 Employer Contribution Accounts
     (a) Vesting Schedule. A Member who is credited with an Hour of Service shall have a vested and nonforfeitable interest in his Employer Contribution Account in accordance with the following schedule:

          Completed Years of Service   Vested Percentage

          fewer than 1                 0%
          1                            20%
          2                            40%
          3                            60%
          4                            80%
          5 or more                    100%

     (b)  Accelerated Vesting. Notwithstanding subsection
          (a) above, a Member shall be fully vested and have a nonforfeitable interest in his entire Employer Contribution Account if--
          (1) he attains age 65 while still an Employee;
          (2) he dies or suffers a Disability while an Employee;
          (3) while he is an Employee, contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Member is affected by such partial termination; or
          (4) he entered before January 1, 1990 and he attains age 60 while still an Employee.

     (c) Sale of Business Unit or Closing of Facility. In the event of the sale of a business unit, the closing of a facility, or a reduction in force, the affected Participants will have their vested account balances determined in accordance with the provisions of Article XV.

     Article VI. Distributions and Withdrawals
     6.1  Distribution Upon Severance From Service
     (a) Upon a Member's Severance from Service, the full value of the Member's Employee Before-Tax Contribution Account, Employee After-Tax Contribution Account, Employee Rollover Contribution Account, and the vested portion (as determined under section 5.2) of his Employer Contribution Account shall be distributed in accordance with subsection 6.1(a) and sections 6.2, 6.3, and 6.4.
     (b) The value of the Account shall be determined as soon as reasonably practicable following the date of such Severance from Service. Subject to the provisions of section 6.3, if the nonforfeitable portion of a Member's Account is equal to or less than $3,500 and never exceeded $3,500 at the time of any prior distribution, then such distribution shall be made as soon as practicable following the Member's Severance from Service. Subject to the provisions of section 6.3, if the nonforfeitable portion of a Member's Account exceeds $3,500, or ever exceeded $3,500 at the time of any prior distribution, then such distribution shall be made as soon as reasonably practicable following the earliest of a request for distribution made in the manner specified by the Administrative Committee or the Member's, attainment of age 65, or death, and the value of the Account shall include any amounts credited to his Account and any amounts debited from his Account as of the Valuation Date on which distribution is made to the Member. The $3,500 threshold amount under this section shall automatically be increased to the extent permitted under applicable law.

     6.2 Forfeitures
     (a) If a Member has a Severance from Service, the vested portion of his Account shall continue to be maintained and adjusted under sections 8.3 and 8.4 until such portion is distributed under the applicable provisions of this Plan. The portion of his Account, if any, which is not vested at the time of his Severance from Service shall be deemed a Forfeiture at the time of such Severance from Service and applied in accordance with section 4.4 as soon as practicable following the Member's Severance from Service. A Forfeiture described in this subsection shall be conditional, pending the Member's reemployment or the date the Member incurs five consecutive One-Year Periods of Severance.
     (b) If a Member has a Severance from Service and is thereafter reemployed before five consecutive One-Year Periods of Severance, the amount treated as a conditional Forfeiture, plus imputed earnings thereon, shall be restored to the Member's Employer Contribution Account as the new beginning balance in such Account on the basis of the Member's most recent investment election. In the absence of an investment election, the restored amount shall be invested in the Fixed Income Fund. Any amounts to be restored pursuant to this subsection shall be derived from Forfeitures arising in the Plan Year of such restoration. If the Forfeitures are not sufficient to provide for the amounts to be restored in such Plan Year, the Employer shall make an additional contribution to the Plan to provide the remaining amounts to be restored. Such additional Employer contribution shall be in addition to the Employer Contributions and Employer Matching Contributions made pursuant to sections 4.1 and 4.3 and shall not be subject to the allocation provisions of sections 4.2 and
          4.3. For purposes of this subsection, the amount imputed as earnings upon a conditional Forfeiture shall be determined as if the conditional Forfeiture were invested in the Fixed Income Fund from the time the conditional Forfeiture occurred until the time of restoration under this subsection.
     (c) If a Member who is less than fully vested under the provisions of section 5.2 receives a distribution of less than the entire value credited to his Employer Contribution Account, is subsequently reemployed before incurring five consecutive One-Year Periods of Severance, and again incurs a Severance from Service before becoming fully vested in his Employer Contribution Account, his vested amount in such Account at his later Severance from Service shall be determined by the following formula:

          X = P (AB + D) - D

          For purposes of the foregoing formula, as of any relevant time:

          X = the Member's vested interest in his Employer
              Contribution Account;
          P = the vested percentage in his Employer
              Contribution Account determined under
              section 5.2;
          AB= the balance in his Employer Contribution
              Account; and
          D = the amount of the distribution.

     (d) If a Member who is less than fully vested in his Employer Contribution Account has a Severance from Service and is not reemployed before incurring five consecutive One-Year Periods of Severance, any conditional Forfeitures occurring at his Severance from Service shall become permanent Forfeitures.
     (e) If a Member who has had five consecutive One-Year Periods of Severance and a permanent Forfeiture pursuant to this section is subsequently reemployed by an Employer, he shall not be entitled, as a result of the years of Service following his five consecutive One-Year Periods of Severance, to a recalculation of the vested percentage of his Employer Contribution Account for Service prior to the commencement of his Severance from Service.

     6.3  Commencement of Distributions
     (a) Distribution of the nonforfeitable portion of a Member's Account that is equal to or less than $3,500 pursuant to section 6.1(b) shall be made or commence to the Member, without the Member's consent, as soon as practicable following his Severance from Service.
     (b) Distributions of a Member's Account greater than $3,500 shall be made or commence to the Member, with the Member's consent, as soon as practicable following his Severance from Service and shall begin not later than:
          (1) the sixtieth day after the close of the Plan Year in which he attains his sixty-fifth birthday,
          (2) the sixtieth day after the close of the Plan Year in which his Severance from Service occurs, or
          (3) a later distribution commencement date, as elected by the Member.
          Notwithstanding the preceding provisions of this subsection, the Member may not defer his distribution commencement date beyond the
          December 31 of the calendar year in which the Member attains age 70 1/2, as described in section 6.8.
     (c) Subject to the provisions of section 6.4 relating to survivors' annuities and subject to the minimum distribution rules of section 6.7, upon the death of a Member any unpaid vested balance in his Account shall be distributed to the Member's Beneficiary in a single payment, as soon as practicable after his death. This subsection (c) shall only apply if--
          (1) the Member has a Beneficiary other than the Member's spouse; or
          (2) the Member's vested Account balance at the time of his Severance from Service does not exceed $3,500.
     (d) Subject to the provisions of section 6.4 relating to survivor annuities and subject to the required distribution rules of section 6.8 relating to death of a Member prior to commencement of his benefits, if--
          (1) the Member's spouse is his Beneficiary; and
          (2) the Member's Account balance at the time of his death exceeds $3,500; then the unpaid vested balance in his Account at the time of his death shall be distributed to his Beneficiary on the first day of the month next following the date the Member would have attained age 65; provided, however, that the Beneficiary may request commencement of the benefit at any time after the Member's death.
     (e) Amounts payable hereunder shall continue to be maintained and adjusted pursuant to sections 8.3 and 8.4 pending such payment.

     6.4 Method of Distribution
     (a) The normal form of distribution shall be in a single payment. Distributions shall be made in cash to the extent a Member's Account is invested in an Investment Fund other than the Employer Stock Fund. To the extent a Member's Account at the time of distribution is invested in the Employer Stock Fund:
          (1) If the value of the Account invested in such fund and payable to the Member is less than or equal to $3,500, the distribution shall be in cash; and
          (2) If the value of the Account invested in such fund and payable to the Member exceeds $3,500, the distribution shall be either in cash, or in full shares of stock of the Corporation (and in cash for any fractional shares), as the Member shall elect.
     (b) A Member (or his surviving spouse Beneficiary in the event of his death) may elect, in the manner prescribed by the Administrative Committee, to have an annuity contract purchased on his behalf from an insurance company in lieu of a single sum payment under subsection (a). Such annuity contract shall provide that the normal form of annuity payment for a married Member shall be an annuity for the life of the Member with a survivor annuity for the life of his spouse which is 50 percent of the amount of the annuity payable during the joint lives of the Member and the Member's spouse and shall provide that the normal form of annuity payment for an unmarried Member shall be an annuity for the lifetime of the Member. The other annuities available under this subsection shall include a single life annuity (available to married Members), a 50 percent or a 100 percent joint and survivor annuity (available either with the Member's spouse, if any, as the joint annuitant or with any other Beneficiary designated as the joint annuitant), and a ten-year certain and life annuity.

          If a Member who elects to have an annuity contract purchased on his behalf is married and dies prior to the annuity starting date, the Member's surviving spouse shall receive a preretirement survivor annuity, payable for the life of such spouse, with a value equal to 50 percent of the unpaid vested balance in such Member's Account. Such surviving spouse, upon becoming eligible for a preretirement survivor annuity, may elect another method of distribution, as permitted to a surviving spouse Beneficiary in accordance with this section 6.4. The Beneficiary of the other
          50 percent of the unpaid vested balance in such Member's Account shall be determined pursuant to section 14.1 and distribution to such Beneficiary shall be made in accordance with section 6.3 and this section 6.4.
     (c) The annuities payable pursuant to subsection (b) shall have a value equal to the account balance which is distributable to the Member pursuant to section 6.1. Each Member who elects to have an annuity contract purchased on his behalf pursuant to subsection (b) shall be provided with a written explanation of the survivor annuities no less than 30 days and no more than 90 days prior to the commencement of benefits. The written explanation shall describe the terms and conditions of the survivor annuities, the Member's right to make (and the effect of) an election to waive the normal form of annuity, the right of the Member's spouse to consent in writing to such waiver, the right to make (and the effect of) a revocation of an election to waive such annuity, and a general description of the eligibility conditions, features, and relative values of the optional forms of payment available under the annuity contract. Consent of the Member's spouse may not be revoked.

          Each Member who has elected to have an annuity contract purchased on his behalf pursuant to subsection (b) may elect, at any time during the 90-day period ending on the annuity starting date, to waive the normal form of annuity payment and select another form of payment. In the case of a married Member, the Member's election to waive the normal form of annuity payment pursuant to this subsection in favor of another form of payment (other than the 100 percent joint and survivor annuity with the Member's spouse as the joint annuitant), shall not take effect unless--
          (1) the spouse of the Member consents in writing to such election, such election designates a form of benefit payment and/or a Beneficiary that may not be changed without spousal consent (or consent of the spouse expressly permits designations by the Member without any requirement of further consent by the spouse), and the spouse's consent acknowledges the effect of such election and is witnessed by a notary public or by a person authorized to do so by the Administrative Committee, or
          (2) it is established to the satisfaction of the
              Administrative Committee that the consent
              required under paragraph (1) may not be
              obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.
     (d) A Member who was a Participant in the Tupperware Profit Sharing Retirement Trust before January 1, 1989, and a surviving spouse Beneficiary of such a Member may also elect to receive quarterly installments in a specified amount (of at least $75) continuing until the Member's Account is fully depleted; provided, however, that, as of the date specified in subsection 6.8(a), the distributions shall be subject to the requirements of section 6.8. A Member who was a Participant in the Tupperware Profit Sharing Retirement Trust before January 1, 1989 (but not the Beneficiary of a deceased Member) may receive a distribution, in a single sum, equal to the balance in the Member's Employee After-Tax Contribution Account, not including any earnings thereon. The remainder in the Member's Account will then be distributable under the provisions of this section 6.4.
     (e) Notwithstanding the provisions of subsections (a) through (d), the benefit of each Member whose balance payable under section 6.1 is less than or equal to $3,500 shall be paid, without the consent of the Member or the Member's Beneficiary, in a single payment and shall be in cash.
     (f) Annuity payments under section 6.4(b) shall be made through the purchase of an annuity contract from an insurance company. Purchase of such a contract shall constitute a complete distribution of the Member's Account.
     (g) Amounts payable under this section shall continue to be maintained and adjusted pursuant to sections
          8.3 and 8.4 pending payment (or purchase of an annuity contract).
     (h) An Alternate Payee may elect any method of distribution available to the Member from whom the Alternate Payee's benefit arises, except for a joint and survivor annuity with a spouse subsequent to the Member as Beneficiary.

     6.5 Hardship Withdrawals
     (a) Subject to the approval of the Administrative Committee under the terms of the "Tupperware Corporation Hardship Withdrawal Procedure," a Member who is an Employee may make a hardship withdrawal equal to all or any part of the balance in his Employee Before-Tax Contribution Account, Employee Rollover Contribution Account, and Employee After-Tax Contributions Account; provided, however, that no earnings on his Employee Before-Tax Contributions, Employee After-Tax Contributions, or Employee Rollover Con tributions may be withdrawn. A hardship withdrawal shall only be made in the event of a financial hardship, which shall include the following situations:
          (1) Expenses for medical care described in Code
              section 213(d) previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);
          (2) Costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);
          (3) Payment of tuition, related educational fees and room and board for the next 12 months of post-secondary education for the Member, the Member's spouse, children, or dependents (as defined in Code section 152);
          (4) Payments necessary to prevent the eviction of the Member from the Member's principal residence or foreclosure on the mortgage on that residence; or
          (5) Such other situations that impose an immediate and heavy financial need on the Member consistent with Code section 401(k) and the regulations thereunder.
     (b) A Member's request for a withdrawal must be accompanied or supplemented by such evidence of hardship and financial need as the Administrative Committee may reasonably require. Such evidence respecting financial need will include representa tions from the Member and the Member's spouse, if any, that the need cannot reasonably be relieved:
          (1) through reimbursement or compensation by insurance or otherwise;
          (2) by liquidation of the Member's assets
              (including assets of the Member's spouse and minor children, if any), to the extent such liquidation would not itself cause an immediate and heavy financial need;
          (3) by cessation of Employee Before-Tax
              Contributions; or
          (4) by other distributions or loans from plans maintained by any employer, or by borrowing from commercial sources on reasonable commercial terms.
     (c) Approval or denial of hardship withdrawal requests shall be determined in accordance with the procedures established by the Administrative Committee and the Administrative Committee's decision shall be final. The amount of such withdrawal shall be limited to that amount which the Administrative Committee determines is necessary to meet the immediate financial needs created by the hardship (including any applicable taxes and penalties on the withdrawal). A Member may not revoke his withdrawal request after the distribution has been made.
     (d) Hardship withdrawals shall be paid pro rata from the Investment Funds in which the Member's contributions are invested. Such contributions shall be depleted from the Employee's Account in the following order:
          (A) Employee After-Tax Contributions;
          (B) Employee Rollover Contributions; and
          (C) Employee Before-Tax Contributions, first out of the Supplemental Contribution Account and then out of the Basic Contribution Account.
     (e) Under no circumstances may a Member withdraw any portion of his Account if such withdrawal would cause any loan to the Member under section 6.12 to violate the provisions of section 6.12.

     6.6 Withdrawals of Employee Contributions
     An Employee may make a withdrawal equal to all or any part of the balance in his Employee After-Tax Contribu-tion Account; provided, however, that no earnings may be withdrawn from such account. An Employee may not make more than one withdrawal during any Plan Year and withdrawals shall be made pursuant to such rules as the Administrative Committee may prescribe. A Member may not revoke his withdrawal request. Withdrawals pursuant to this section 6.6 shall be paid pro rata from the In-vestment Funds in which the Member's Employee After-Tax Contributions. Under no circumstances may a Member withdraw any portion of his Employee After-Tax Contribution Account if such withdrawal would cause any loan to the Member under section 6.12 to violate the provisions of section 6.12.

     6.7 Minimum Distributions
     Notwithstanding anything to the contrary contained in this Article VI--
     (a) All distributions under this Plan shall comply with the requirements of sections 6.8 and 6.9.
     (b) All distributions under this Plan shall be made in accordance with Code section 401(a)(9) and the regulations thereunder. Provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with Code section 401(a)(9) and the regulations thereunder.


     6.8 Required Distributions
     (a) In no event may the distribution of a Member's benefits commence later than the December 31 of the calendar year in which the Member attains age 70 1/2.
     (b) A Member's benefits will be distributed, beginning not later than the date required pursuant to subsection (a), over the life of the Member, or over the lives of such Member and a Beneficiary, or over a period not extending beyond the life expectancy of such Member or the joint life expectancy of such Member and a Beneficiary.
     (c) If the distribution of a Member's benefits have begun in accordance with subsection (a), and the Member dies after the required commencement date under subsection (a) but before his entire interest in the Plan has been distributed to him, the remaining portion of the Member's benefits will be distributed at least as rapidly as under the method of distribution in effect at the date of the Member's death.
     (d) If a Member dies prior to the commencement of the Member's benefits and the Member's required commencement date under subsection (a), the Member's benefits will be distributed within five years after the end of the year in which the Member's death occurs, except as permitted under subsections (e) and (f).

     (e) If--
          (1) any portion of a Member's benefits are payable to a Beneficiary,
          (2) such portion will be distributed over the life of such Beneficiary or over a period not ex tending beyond the life expectancy of the Beneficiary, and
          (3) such distributions begin not later than the last day of the calendar year following the year of the Member's death; the portion referred to in subsection (e)(1) shall be treated as distributed within the time required under subsection (d).
     (f)  If the Beneficiary referred to in subsection
          (e)(1) is the surviving spouse of the Member, the date on which distributions are required to begin under subsection (e)(3) shall not be earlier than the date the Member would have attained age
          70 1/2.
     (g) If the distribution of a Member's benefits begin in accordance with subsection (a) while the Member is an Employee, the Member's required minimum distribution under section 6.7 shall be paid as a single sum in each calendar year during which the Member is an Employee, unless in such year the Member has a Severance from Service and his benefits have commenced in accordance with section 6.7.

     6.9 Incidental Death Benefit
     (a) If payment of a Member's benefit under this Plan is by a distribution directly to the Member from such Member's Account, the minimum amount which must be distributed each calendar year shall be the amount determined by dividing the balance in the Member's Account by the "applicable divisor." The "applicable divisor" shall be determined under regulations issued by the Secretary of the Treasury under the incidental death benefit requirements of Code section 401(a)(9).
     (b) If payment of a Member's benefit under this Plan is by a distribution in the form of the purchase of an annuity contract, such annuity contract may only be payable for a period not to exceed the lifetime of the Member or the lifetimes of the Member and his Beneficiary. If the Member's Beneficiary is not his spouse, the periodic annuity payments payable to the Beneficiary may not exceed the "applicable percentage" of the annuity payments payable to the Member. The "applicable percentage" shall be determined pursuant to regulations issued by the Secretary of the Treasury under Code section 401(a)(9).

     6.10 Calculation of Life Expectancies
     Life expectancies of Members and Beneficiaries under this Article VI shall not be subject to recalculation.

     6.11 Withholding Taxes
     An Employer may withhold from a Member's Compensation, and the Trustee may withhold from any payment under this Plan, any taxes required to be withheld with re-spect to contributions or benefits under this Plan and such sum as such person may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

     6.12 Loans
     Each Member who is an Eligible Employee (and each party-in-interest, as defined in section 3(14) of ERISA, with a balance in his Account and who is a terminated Employee, Beneficiary, or Alternate Payee) may, with the approval of the Applicable Named Fiduciary, borrow amounts from his Employee Before-Tax Contribution Account, Employee Rollover Contribution Account, and Employee After-Tax Contribution Account. The minimum amount of any loan shall be $1,000, and no Member may have more than one loan outstanding at any time. Each request for a loan shall be submitted on a form prescribed by the Administrative Committee. The Applicable Named Fiduciary shall direct the Trustee to make a loan to a Member who completes a loan applica-tion and who meets the applicable loan requirements, secured by the vested amount in the Member's Account. The terms of such loan shall be determined by the Administrative Committee, subject to the following conditions:
     (a) The term of such loan shall not exceed the earlier of (1) five years or (2) such Member's Severance from Service (if the Member is not a party-in-interest). To the extent that such loan is unpaid at the time a distribution of such Member's Account becomes payable, such unpaid amount shall be deducted from the amount otherwise payable from his Account. Any unpaid loan amount shall be automatically offset against the Member's Account upon the Member's Severance from Service, to the extent not prohibited by Code section 401(k) and the Treasury regulations thereunder and to the extent the unpaid loan amount is not repaid before the loan is in default.
     (b) Such loan shall bear a reasonable rate of interest, which rate shall be one percentage point over the prime rate on commercial loans at large U.S. money center commercial banks, as determined by the Administrative Committee.
     (c) The amount of such loan shall not exceed the lesser of--
          (1) $50,000, reduced by the highest outstanding balance of loans from the Plan during the twelve-consecutive-month period ending on the day the loan was made; or
          (2) 50 percent of the vested and nonforfeitable portion of such Member's Account at the relevant time.
     (d) Such loan shall be evidenced by a promissory note, in such form and containing such terms and condi tions as the Administrative Committee from time to time directs.
     (e) Payments of principal and interest shall be made by approximately equal payments on a basis that would permit such loan to be amortized over its term. Prepayments of principal and of interest accrued through the date of prepayment may be made, in whole, without penalty. Prepayments may not be made within the first 12 months of loan repayment, unless the prepayment is made as a result of the Member's termination of employment. Loans shall be repaid by payroll deductions, unless otherwise permitted by the Administrative Committee on a basis that does not discriminate in favor of Highly Compensated Employees.
     (f) Amounts of principal and interest received on a loan shall be credited to such Member's Employee Before-Tax Contribution Account, Employee Rollover Contribution Account, and Employee After-Tax Contribution Account using his current investment election for future Employee Before-Tax Contribu tion, Employee Rollover Contribution, and Employee After-Tax Contribution Accounts, and the outstanding loan balance shall be considered an investment of the assets of such account.
     (g) In the case of a married Member, a loan shall be made only with the written consent of the Member's spouse. Such consent shall be obtained within the 90-day period ending on the date the loan is secured by the vested amount in the Member's account and, if the normal form of distribution for the Member is an annuity described in section 6.4(b) or if the Member has elected such an annuity form of distribution, such consent shall comply with the applicable requirements of section 6.4(c)(1) and (2).
     (h) The following Members are not eligible to request a loan:
          (1) terminated Employees, Beneficiaries, and
              Alternate Payees (unless they are parties-in-interest);
          (2) Members who have an outstanding loan;
          (3) Members who have repaid an outstanding loan in full within the last six months prior to a loan request; and
          (4) Members who have defaulted on a loan within the last two years prior to a loan request.
          (i) Loans shall be governed by any guidelines or program provisions established by the Administrative Committee on a basis that does not discriminate in favor of Highly Compensated Employees and by any other rules established by the Administrative Committee consistent with any such guidelines and with the Plan.

     6.13 Direct Rollovers of Eligible Distributions
     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, provided that the eligible rollover distribution is not less than $200.
     (b) The following definitions shall apply to the terms used in this section:
          (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
          (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
          (3) Distributee. A distributee includes an Employee or former Employee. In addition, an Employee's or former Employee's surviving spouse and an Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.
          (4) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     Article VII. Investment Elections

     7.1 Investment of Contributions
     (a) Investment Election. (i) Employee Before-Tax Contributions, Employee Rollover Contributions. Each Participant may elect to invest any whole percentage of his Employee Before-Tax Contribution Account, Employee Rollover Contribution Account and Employee After-Tax Contribution Account and any future contributions to those Accounts made after such election in -----
              (A) any one or more of the Core Investment
                  Funds, or
              (B) any one of the Mix Funds.

          In addition, a Participant may elect to invest any whole percentage, to a maximum of fifty percent (50%), of his Employee Before-Tax Contribution Account, Employee Rollover Contribution Account and Employee After-Tax Contribution Account and any future contributions to those Accounts made after such election in the Employer Stock Fund.

          (ii) Employer Matching Contributions and Employer Contributions. A Participant's Employer Matching Contributions made after December 31, 1996 shall be invested in the Employer Stock Fund. Each Participant may elect to invest any whole percentage of the balance of his Employer Contributions Account attributable to his Employer Matching Contributions contributed before January 1, 1997 in -----

              (A) the Employer Stock Fund,
              (B) any one or more of the Core Investment
                  Funds, or
              (C) any one of the Mix Funds.

          A Participant may elect to invest any whole percentage of (I) the balance of his Employer
          Contributions Account attributable to Employer
          Contributions and (II) any future Employer
          Contributions made after such election in -----

              (A) the Employer Stock Fund,
              (B) any one or more of the Core Investment
                  Funds, or
              (C) any one of the Mix Funds.

        (iii) Diversification of Employer Matching
              Contributions. Upon attaining age 50, a Participant may elect to invest a maximum of twenty-five percent (25%) of his Employer Matching Contributions made on or after January 1, 1997 in any one or more of the Core Investment Funds or any one of the Mix Funds. Upon attaining age 55, each Participant may elect to invest a maximum of fifty percent (50%) of his Employer Matching Contributions made on or after January 1, 1997 in one or more of Core Investment Funds or any one of the Mix Funds. Upon attaining age 62, each Participant may elect to invest a maximum of one hundred percent (100%) of his Employer Contributions Account attributable to Employer Matching Contributions made on or after January 1, 1997 in one or more of Core Investment Funds or any one of the Mix Funds.
     (b) Each Participant may make investment elections in the manner specified by the Administrative Committee upon becoming a Participant. Such investment will be in increments specified by the Administrative Committee.
     (c) A Participant may change his investment election as of any Valuation Date, subject to section 7.2. A change will be subject to the limits described in subsections 7.1(a).
     (d) Each Member's interest in an Investment Fund shall be equal to the value of the number of units held in the Member's Account for that Investment Fund, multiplied by the value of such unit. The value of the unit is determined each Valuation Date by the Trustee and the number of units of the Investment Fund held in each Member's Account is determined each Valuation Date by the Applicable Named Fiduciary.
     (e) An Alternate Payee or Beneficiary of a Member shall have the same ability to make investment elections as the Member.

     7.2 Investment Procedures
     Each Member may elect, as of any Valuation Date, to have all or a portion of his current Account balance in any Investment Fund transferred to any one or more Investment Funds, to the extent provided in section 7.1 or change his election with respect to future Employer Contributions to be invested in the Employer Stock Fund. A Member may make such an election once each calendar quarter and at any eight other times during each calendar year. Such election may also be made as of any additional dates that may be selected by the Administrative Committee. A Member who is reemployed and who, pursuant to section 6.2, has a Forfeiture plus imputed earnings restored to his Employer Contribution Account will have the restored amount invested in the same manner as his most recent investment election.

     7.3 Transfer of Assets
     The Administrative Committee shall direct the Trustee to transfer moneys or other property from the appropriate Investment Fund(s) to the other Investment
     Fund(s) as may be necessary to carry out the aggregate transfer transactions after the Administrative
     Committee has caused the necessary entries to be made in the Participants' Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by the Administrative Committee.

     The Applicable Named Fiduciary shall also cause future
     Employer Contributions, Employee Before-Tax
     Contributions, Employee Rollover Contributions, and
     Employee After-Tax Contributions to be invested in the Investment Funds in accordance with the Participants' directions in accordance with sections 7.1 and 7.2.

     Article VIII. Accounts and Records of the Plan

     8.1 Accounts and Records
     The Accounts and records of the Plan shall be maintained by the Applicable Named Fiduciary (or its delegate) and shall accurately disclose the status of the Accounts of each Member or his Beneficiary in the Plan. Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of his Account.

     8.2 Trust Fund
     Each Member shall have an undivided proportionate interest in the Plan's interest in the Trust Fund which shall be measured by the proportion that the market value of his Account bears to the total market value of all Accounts as of the Valuation Date.

     8.3 Valuation and Allocation of Expenses
     As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers pursuant to section 14.10.

     8.4 Allocation of Earnings and Losses
     As of each Valuation Date, and following the valuation described in section 8.3, the Applicable Named Fiduciary, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Investment Fund of the Trust Fund since the preceding Valuation Date to each Member's Account in the same proportion that the market value of his Account in such Investment Fund bears to the total market value of all Members' Accounts in such Investment Fund; and, for this purpose, the Applicable Named Fiduciary shall adopt uniform rules which conform to applicable law and generally accepted accounting practices.

     Article IX. Financing

     9.1 Financing
     The Corporation, or the Management Committee acting on behalf of the Corporation, shall enter into a Trust Agreement in order to implement and carry out the pro-visions of the Plan and to finance the benefits under the Plan. All rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. The Corporation, or the Management Committee acting on behalf of the Corporation, may modify the Trust Agreement in accordance with the terms of such Agreement from time to time to accomplish the purposes of the Plan.

     9.2 Contributions
     The Employers shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Management Committee, acting on behalf of the Corporation, to amend, modify, or terminate the Plan. Such contributions are made contingent on the deductibility of such contributions under Code section 404.

     9.3 Nonreversion
     (a) No Employer shall have any right, title, or interest in the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to any Employer. However, if a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution shall be returned to such Employer within one year after the payment of the contribution.
     (b) All contributions to the Trust Fund are contingent on the deductibility of such contributions. If any part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent such contribution is disallowed as a deduction it shall be returned to such Employer within one year after the disallowance.

     9.4  Rights in the Trust Fund
     Except as otherwise required by law or as may be provided in section 10.39, persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of such benefits and have no claim against any Employer, the Administrative Committee, the Management Committee, the Investment Committee, or any other person. No person has any right or interest in the Trust Fund except as expressly provided in the Plan.

     Article X. Administration and Investment Management

     10.1 thru 10.12 [Sections Reserved]
     10.13 General
     The Board of Directors has established the Compensation and Directors Committee of the Board of Directors ("Compensation Committee") and the Management Committee, and has enabled each such committee to have the power , authority and responsibility to act, to the extent delegated to each such committee, on behalf of the Corporation (and therefore all Employers), with respect to matters which relate to the Plan and Trust, but not on behalf of the Plan and Trust. The Management Committee also has the power, authority and responsibility to act, to the extent provided in the Plan and Trust, on behalf of the Plan and Trust, but
     not on behalf of the Corporation.   Individuals may be
     appointed by the Compensation Committee or the Board of Directors to serve as members of the Management Committee, and may act on behalf of the Corporation or the Plan or Trust. The Compensation Committee and the Management Committee, respectively, shall act only on behalf of either (1) the Corporation or (2) the Plan or Trust, depending on the source of enabling power and authority.

     10.14 Management Committee Acting as Employer
     The Management Committee has such authority and control to act on behalf of the Corporation as shall be granted to it from time to time by the Compensation Committee and elsewhere in the Plan and the Trust, and as set forth below:
     (a) to amend or terminate the Plan, to the extent permitted by the Compensation Committee, in part or completely;
     (b) to designate which employee groups are eligible to participate in the Plan;
     (c) to select, monitor and remove, as necessary, consultants, actuaries, underwriters, insurance companies, third party administrators, or other service providers, and to appoint and remove any such person as an Applicable Named Fiduciary, and determine and delegate to them their duties and responsibilities, either directly or by the adoption of Plan provisions which specify such duties and responsibilities;
     (d) to appoint and consult with legal counsel, independent consulting or evaluation firms, accountants, actuaries, or other advisors, as necessary, to perform its functions;
     (e) to determine what expenses, if any, related to the operation and administration of the Plan and the investment of Plan assets, may be paid from Plan assets, subject to applicable law;
     (f) to recommend to the Compensation Committee all Plan changes, if any, requiring the Compensation Committee's approval;
     (g) to report to the Compensation Committee any Plan matters of significance to the Corporation or an Employer;
     (h) to review with the Office of the Chairman any proposals which would be submitted to the Compensation Committee;
     (i) to establish such policies and make such other delegations or designations necessary or incidental to the Corporation's sponsorship of the Plan;
     (j) to adopt, amend or terminate, in part or completely, a Trust document, provided such action is consistent with the Plan for which the Trust is established and the terms of such Trust document;
     (k) to monitor Plan investments in employer securities for compliance with applicable laws;
     (l) to determine the funding of Plan benefits and related matters;
     (m) to report to the Compensation Committee any Plan funding or investment policies of significance to the Corporation or an Employer; and
     (n) to take any other actions necessary or incidental to the performance of the above stated powers and duties.

     10.15 [Section Reserved]

     10.16 Management Committee as an Applicable Named
           Fiduciary
     (a) The Management Committee, acting on behalf of the Plan or Trust and subject to subparagraph (b) hereof, shall be an Applicable Named Fiduciary with respect to the authority to manage and control the administration and operation of the Plan, including without limitation, the management and control with respect to the operation and administration of the Plan contained in the Administrative Services Agreement with Hewitt Associates, LLC, or any successor thereof, which has been specifically designated in such agreement as being the responsibility of the Management Committee, an Employer, the Corporation, the Administrative Committee, or any employee, member or delegate of any of them.
     (b) The Management Committee shall not be an Applicable Named Fiduciary whenever it acts on behalf of the Corporation and, notwithstanding any other term or provision of the Plan or Trust, the Management Committee shall cease to be an Applicable Named Fiduciary with respect to some specified portion of the operation and administration of the Plan, to the extent that an Applicable Named Fiduciary is designated pursuant to the procedure in the Plan to severally have authority to manage and control such portion of the operation and administration of the Plan.
     (c) The Management Committee, acting on behalf of the Plan or Trust and subject to subparagraph (b) hereof, shall be an Applicable Named Fiduciary with respect to its authority to manage and control the Plan's assets, but only to the extent not inconsistent with the Trust Agreement, including without limitation, the following:
          (1) to appoint and remove the Trustee;
          (2) to selectively direct the Trustee as to the investment and reinvestment of the assets of the Trust Fund;
          (3) to appoint an Investment Manager, by written notice in writing to the Trustee, to manage, acquire or dispose of that portion of the Trust Fund which is assigned to it by the Management Committee;
          (4) to direct the Trustee, by notice in writing to the Trustee, to enter into an agreement with an Investment Manager;
          (5) to require that the Trustee is subject to the direction of the Management Committee with respect to a portion of the Trust Fund;
          (6) to appoint any other person or entity which
              handles Plan assets, including insurance
              companies and custodians; and
          (7) to establish written investment policies as to the Plan and ensure compliance with such policies and applicable law, including monitoring the diversification of investments and avoidance of prohibited transactions, as well as monitoring investment performance.
     (c) The Management Committee shall not be an Applicable Named Fiduciary whenever it acts on behalf of the Corporation and, notwithstanding any other term or provision of the Plan or Trust, the Investment Committee shall cease to be an Applicable Named Fiduciary with respect to some portion of the management and control of the Plan's assets, to the extent that an Applicable Named Fiduciary is designated pursuant to the procedure in the Plan to severally have authority to manage and control such portion of the management and control of the Plan's assets.

     10.17 [Section Reserved]

     10.18 Management Committee Membership and Structure
     (a) The Management Committee shall consist of not less than three persons, each of whom shall be appointed by the Board of Directors or the Compensation Committee. Management Committee members shall remain in office at the will of the Board of Directors or the Compensation Committee, and the Board of Directors or the Compensation Committee may from time to time remove any person from the Management Committee with or without cause and shall appoint any successors.
     (b) Any individual may be a member of the Management Committee. Any member of the Management Committee may resign by delivering his or her written resignation to the Compensation Committee, and such resignation shall become effective upon the date specified therein. A member who is an Employee shall automatically cease to be a member upon his or her termination of employment. In the event of a vacancy in membership, the remaining members shall constitute the Management Committee in question with full power to act until the vacancy is filled.

     10.19 [Section Reserved]

     10.20 Management Committee Actions
     The Management Committee may act, whether as an Applicable Named Fiduciary on behalf of the Plan or on behalf of the Corporation, as follows:
     (a) The members of the Management Committee and the may act at a meeting (including a meeting at different locations by telephone conference) or in writing without a meeting (through the use of a single document or concurrent document).
     (b) Any Management Committee member by writing may delegate any or all of his or her rights, powers, duties and discretions to any other member with the consent of such other member.
     (c) The Management Committee shall act at a meeting by majority decision, which action shall be effective as if such action had been taken by all members of the Management Committee; provided that by majority action one or more Management Committee members or other persons may be authorized to act with respect to particular matters on behalf of all Management Committee members. Any action that is taken in writing without a meeting must be by unanimous consent.
     (d) Subject to applicable law, no member of the Management Committee shall be liable for an act or omission of the other Management Committee members in which the former had not concurred.
     (e) Any action by the Management Committee on behalf of this Plan involving its authority to manage and control the operation and administration of the Plan or on behalf of the Plan and Trust involving its authority to manage and control the Plan's assets shall be treated as an action of an Applicable Named Fiduciary under this Plan.
     (f) Where reference is made in this Plan or Trust that the Management Committee's action is on behalf of the Corporation or where the Management Committee designates in writing that its action is on behalf of the Corporation, the Management Committee shall be acting only on behalf of the Corporation and not as an Applicable Named Fiduciary.
     (g) Except as provided in section 10.35, the Management Committee may, in writing delivered to the Trustee, empower a representative to act on its behalf and such person shall have the authority to act within the scope of such empowerment to the full extent the Management Committee could have acted.

     10.21 Procedures for Designation of an Applicable Named Fiduciary The Management Committee, acting on behalf of the Corporation, may from time to time, designate a person to be an Applicable Named Fiduciary with respect to some portion of the authority it may have with respect to management and control of the operation and administration of the Plan or the management and control of the Plan's assets, respectively. Such designation shall specify the person designated by name and either--
     (a) specify the management and control authority with respect to which the person will be an Applicable
          Named Fiduciary; or
     (b) incorporate by reference a contract or agreement with such person to provide services to or on behalf of the Plan or Trust and use such contract or agreement as a means for specifying the management and control authority with respect to which such person will be an Applicable Named
          Fiduciary. No person who is designated as an Applicable Named Fiduciary hereunder must consent to such designation nor shall it be necessary for the Management Committee to seek such person's acquiescence. The authority to manage and control, which any person who is designated to be an Applicable Named Fiduciary hereunder may have, shall be several and not joint with the Management
          Committee and shall result in the Management
          Committee no longer being an Applicable Named
          Fiduciary with respect to, nor having any longer, such authority to manage and control. On and after the designation of a person as an Applicable Named
          Fiduciary, the Corporation, an Employer, the Management Committee and any other Applicable
          Named Fiduciary with respect to the Plan or Trust shall have no liability for the acts (or failure to act) of any such Applicable Named Fiduciary except to the extent of its co-fiduciary duty under ERISA.

     10.22 Compensation
     The members of the Management Committee, acting on behalf of the Plan or Trust, shall serve without compensation for their services as such.

     10.23 Discretionary Authority of each Named Fiduciary Each Applicable Named Fiduciary on behalf of the Plan and Trust will enforce the Plan and Trust in accordance with their terms. Each Applicable Named Fiduciary shall have full and complete authority, responsibility and control (unless an allocation has been made to another Applicable Named Fiduciary in which case such Applicable Named Fiduciary shall have such authority, responsibility and control) over that portion of the management, administration, and operation of the Plan or Trust allocated to such Applicable Named Fiduciary, including, but not limited to, the authority and discretion to--
     (a) Formulate, adopt, issue and apply procedures and rules and change, alter or amend such procedures and rules in accordance with law and as may be consistent with the terms of the Plan or Trust;
     (b) Exercise such discretion as may be required to construe and apply the provisions of the Plan or Trust, subject only to the terms and conditions of the Plan or Trust; and
     (c) Take all necessary and proper acts as are required for such Applicable Named Fiduciary to fulfill its duties and obligations under the Plan or Trust.

     10.24 Responsibility and Powers of the Management Committee Regarding Administration of the Plan
     The Management Committee shall have full and complete authority, responsibility and control (unless an allocation has been made to another Applicable Named Fiduciary in which case such Applicable Named Fiduciary shall have such authority, responsibility and control only if specifically provided) over that portion of the management, administration, and operation of the Plan or Trust allocated to the Management Committee, and the power to act on behalf of the Plan or Trust, including, but not limited to, the authority and discretion--
     (a)  to appoint and compensate such specialists
          (including attorneys, actuaries and accountants) to aid it in the administration of the Plan, and arrange for such other services, as the Management Committee considers necessary or appropriate in carrying out the provisions of the Plan;
     (b) to appoint and compensate an independent outside accountant to conduct such audits of the financial statements of the Trust as the Management
          Committee considers necessary or appropriate;
     (c) to settle or compromise any litigation against the Plan or a fiduciary with respect to which the Plan has an indemnity obligation;
     (d) to appoint an Administrative Committee to act as the final appeals fiduciary under ERISA section
          503, to make a final determination, based upon the information known to the Management Committee within the scope of its authority and control as an Applicable Named Fiduciary, based upon determinations made and such other information made available from an Employer plus such final determinations made by each other Applicable Named Fiduciary within the scope of its authority and control, as are determined to be relevant to the Management Committee, as to--
          (1) any matter or issue presented to it through the Plan's claims procedure or
          (2) which Applicable Named Fiduciary has an obligation to make the Plan with respect to a Participant, or a Participant, whole for losses which should not have occurred or profits which should have been earned had such Applicable Named Fiduciary either not breached its fiduciary duty to the Plan or not made an error which resulted in such loss, the amount of damages each such Applicable Named Fiduciary shall have, and the method of compensating the Plan or such Participant. Any final determination shall not be subject to de novo review if challenged in court and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Management Committee at the time of its decision;
     (e) to assure that the Plan does not violate any provisions of ERISA limiting the acquisition or holding of any securities of the Corporation held in the Employer Stock Fund;
     (f) to appoint the Administrative Committee to act within the duties and responsibilities set forth in section 10.29;
     (g) to act as the fiduciary responsible for monitoring the confidentiality and independent fiduciary requirements associated with stock of the Corporation in order for the Plan to qualify as a "section 404(c)" under Department of Labor regulations;
     (h) to create a legal remedy to the Plan with respect to a Participant or Beneficiary, or to a Participant or Beneficiary, for any loss incurred (whether restitution or opportunity losses) by the Plan on behalf of such Participant or Beneficiary, or by such Participant or Beneficiary, due to a breach of fiduciary duty to the Plan by an Applicable Named Fiduciary or other error (whether negligent or willful) which the Management
          Committee determines is a substantial contributing factor to such loss (or a portion of such loss); provided however, no such remedy shall exist if the loss is not compensable under the provisions of error resolution guidelines established or agreed to by the Management Committee; and
     (i) to take all necessary and proper acts as are required for the Management Committee to fulfill its duties and obligations under the Plan or Trust.

     10.25 Allocations and Delegations of Responsibility
     (a) Delegations. Each Applicable Named Fiduciary may designate persons (other than an Applicable Named Fiduciary) to carry out fiduciary responsibilities (other than trustee responsibilities as described in section 405(c)(3) of ERISA) it may have with respect to the Plan or Trust and make a change of delegated responsibilities. Such delegation shall specify the delegated person by name and either
          (1) specify the discretionary authority with respect to which the person will be a fiduciary; or (2) incorporate by reference a contract or agreement with such person to provide services to the Plan or Trust on behalf of the delegating Applicable Named Fiduciary as a means of specifying the discretionary authority with respect to which such person will be a fiduciary. No person (other than an investment manager (as defined in section 3(38) of ERISA) to whom fiduciary responsibility has been delegated must consent to being a fiduciary nor shall it be necessary for the Applicable Named Fiduciary to seek such person's acquiescence; however, where such person has not contractually accepted the responsibility delegated, he or she must be given notification of the services to be performed and, in either case, will be deemed to have accepted such fiduciary responsibility if he or she performs the services without specific objection thereto. The discretionary authority any person who is delegated fiduciary responsibilities hereunder may have shall be several and not joint with the Applicable Named Fiduciary delegating and each other Applicable Named Fiduciaries. A delegation of fiduciary responsibility to a person which is not implemented in the manner set forth herein shall not be void; however, whether the delegating Applicable Named Fiduciary shall have joint liability for acts of such person shall be determined by applicable law.
     (b) Allocations. The Management Committee, acting on behalf of the Corporation, may allocate fiduciary responsibilities (other than trustee responsibilities described in section 405(c)(3) of ERISA) among Applicable Named Fiduciaries when it designates an Applicable Named Fiduciary in the manner described in section 10.21, or may reallocate fiduciary responsibilities among existing Applicable Named Fiduciaries by action of such Management Committee in accordance with sections 10.20 and 10.21; provided each such Applicable Named Fiduciary is given notice of the services, management and control authority allocated to it either by way of an amendment to the Plan, Trust or a contract with such person, or by way of correspondence from the Management Committee. Each Applicable Named Fiduciary, by signing its contract or by accepting such amendment or correspondence and rendering the services requested, shall be conclusively bound to have assumed such fiduciary responsibility as an Applicable Named Fiduciary. An allocation of fiduciary responsibility to a person which is not implemented in the manner set forth herein shall not be void, however, such person may not be an Applicable Named Fiduciary with respect to the Plan and Trust.
     (c) Services of Others. The members of the Management Committee and the Plan Administrator may each utilize the services of agents and of clerical, legal, accounting, and investment counsel, and other means or assistance (including the services of persons employed by or rendering services to the Employer), as it shall from time to time deem necessary or desirable. Payment for such services or assistance will be made from Trust Fund assets, subject to section 14.10.
     (d)  Limit on Liability.
          (1) Fiduciary duties and responsibilities which have been allocated or delegated pursuant to the terms of the Plan or the Trust are intended to limit the liability of the Corporation, Management Committee and each Applicable Named Fiduciary, as appropriate, in accordance with the provisions of section 405(c) of ERISA.
          (2) The members of the Management Committee, each Applicable Named Fiduciary, the Administrative Committee (including their duly appointed delegates), each Employer, the officers of each Employer, and the Board of Directors shall be entitled to rely upon all information, data, statistics, and analyses furnished by any consultant, recordkeeper, or legal counsel, and upon all certificates and reports made by any accountant or investment counsel, and shall be fully protected with respect to any action taken or suffered by them in good faith in reliance thereon. Each member of the Management Committee, the Administrative Committee, any Applicable Named Fiduciary, and any person to whom fiduciary responsibility has been delegated shall discharge their duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and no such person having conformed to these standards shall be personally liable by virtue of any contract, agreement, or any other instrument made or executed by him or in his behalf as a member of the Management Committee, their delegates, or the Plan Administrator, nor for any mistake of judgment made by him, nor for any loss resulting therefrom, except to the extent required by ERISA, unless otherwise provided under section 10.12(h).

     10.26 Management Committee Bonding
     The members of the Management Committee, acting on behalf of the Plan and Trust, shall serve without bond
     (except as otherwise required by federal law).

     10.27 Fiduciary Capacity
     Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     10.28 Employers Agent
     The Management Committee shall act as agent for the Corporation when acting on behalf of the Corporation and the Corporation shall act as agent for each Employer.

     10.29 Administrative Committee Duties and Power
     The Administrative Committee will have full and complete authority, responsibility and control over the management, administration and operation of the Plan with respect to the following:
     (a) satisfy all reporting and disclosure requirements applicable to the Plan, Trust or Administrative Committee under ERISA, the Code or other applicable law;
     (b) make appropriate determinations as to whether Employee Rollover Contributions constitute such;
     (c) provide and deliver all written forms used by Participants and Beneficiaries, give notices required by law, and seek a favorable determination letter for the Plan and Trust;
     (d) withhold any amounts required by the Code to be withheld at the source and to transmit funds withheld and any and all necessary reports with respect to such withholding to the Internal Revenue Service;
     (e) where applicable, to provide each Participant or his Spouse with qualified joint and survivor annuity and qualified preretirement survivor annuity information;
     (f) certify to the Trustee the amount and kind of benefits payable to or withdrawn from Participants and Beneficiaries and the date of payment, including withdrawals;
     (g)  respond to a qualified domestic relations order;
     (h) make available for inspection and to provide upon request at such charge as may be permitted and determined by it, documents and instruments required to be disclosed by ERISA;
     (i) make a determination of whether a Participant is suffering a deemed or demonstrated financial need and whether a withdrawal from this Plan is deemed or demonstrated necessary to satisfy such financial need, provided, however, in making such determination, the Administrative Committee may rely, if reasonable to do so, upon representations made by such Participant in connection with his request for a withdrawal;
     (j) take such actions as are necessary to establish and maintain in full and timely compliance with any law or regulation having pertinence to this Plan;
     (k) whatever responsibilities are delegated to the Administrative Committee by the Management Committee; and
     (l) interpret and construe the provisions of the Plan, to make regulations and settle disputes described above which are not inconsistent with the terms thereof.

     10.30 Named Fiduciary Decisions Final
     A decision of the Management Committee or an Applicable Named Fiduciary made pursuant to this Plan shall be final, binding, and conclusive upon the Employers and the Trustee and upon each Employee, Participant, spouse, Beneficiary, and every other person or party interested or concerned.

     10.31 No Agency
     Each Applicable Named Fiduciary shall perform its responsibilities and duties or discretionary authority with respect to the Plan and Trust as an independent contractor and not as an agent of the Corporation, any Employer or the Management Committee. No agency is intended to be created nor is the Management Committee empowered to create an agency relationship with an Applicable Named Fiduciary.

     10.32 Plan Expenses
     All expenses of the Plan which have been approved by the Management Committee, acting on behalf of the Plan and Trust, shall be paid by the Trust except to the extent paid by the Employers; and if paid by the Employers, such Employers may, if authorized by the Management Committee acting on behalf of the Corporation, seek reimbursement of such expenses from the Trust and the Trust shall reimburse the Employers.
     If borne by the Employers, expenses of administering the Plan shall be borne by the Employers in such proportions as the Management Committee, acting on behalf of the Corporation, shall determine.

     10.33 Information to be Supplied by Employer
     Each Employer shall supply to the Management Committee, acting on behalf of the Plan and Trust, or an Applicable Named Fiduciary, within a reasonable time of its request, the names of each Employee, his age, his date of hire, and the amount of his Compensation and the name of each Employee who incurred a Termination of Employment during the Plan Year and the date of such Termination, the Hours of Service earned by each Employee during the Plan Year, and such other information in the Employer's possession as the Management Committee or the Applicable Named Fiduciary shall from time to time need in the discharge of its duties. The Management Committee and each Applicable Named Fiduciary may rely conclusively on the information certified to it by an Employer.

     10.34 Misrepresentations
     The Management Committee, acting on behalf of the Plan and Trust, may, but shall not be required to, rely upon any certificate, statement or other representation made to it by an Employee, Participant, other Applicable Named Fiduciary, or other individual with respect to any fact regarding any of the provisions of the Plan. Any such certificate, statement or other representation shall be conclusively binding upon such Employee, Participant, other Applicable Named Fiduciary, or other individual or personal representative thereof, heir, or assignee (but not upon the Management Committee), and any such person shall thereafter be estopped from disputing the truth of any such certificate, statement or other representation.

     10.35 Records
     The regularly kept records of the Applicable Named Fiduciary (or, where applicable, the Trustee) and any Employer shall be conclusive evidence of a Participant's Compensation, his age, his status as an Eligible Employee, and all other matters contained therein applicable to this Plan; provided that a Participant may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within 90 days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Management Committee.

     10.36 Appeals from Denial of Claims
     If any part of an application for benefits under the Plan is denied, the following claim procedure applies:
     (a) The person or persons to whom the Administrative Committee has delegated such responsibility shall act upon each application for benefits within 90 days after receipt of the application. If special circumstances require an extension of time, such delegate shall notify the applicant of the delay and shall act within 180 days after receipt of the application. The delegate shall also explain the reason for the delay and indicate the date on which a decision may be expected. If the delegate does not act on an application for benefits within 90 days (or 180 days, if applicable), the appli cation will be deemed to have been denied.
     (b) If a claim is denied in whole or in part, the applicant shall be notified in writing of the following information:
          (1) the specific reasons for such denial;
          (2) specific reference to pertinent Plan
              provisions on which the denial is based;
          (3) a description of any additional material or
              information necessary for the claimant to
              perfect the claim and an explanation of why such material or information is necessary;
              and
          (4) an explanation of the Plan's claim review procedure.
     (c) The applicant may appeal by delivering a written notice to the Administrative Committee within 90 days after receiving the Administrative Committee's notice of denial or, if no notice of denial was received, within 150 days (or 240 days, if applicable) after the claim was filed. The applicant's notice of appeal should:
          (1) request a review of his application for benefits by the Administrative Committee;
          (2) set forth all of the grounds upon which his request for review is based and any facts in support; and
          (3) set forth any issues or comments which the applicant deems pertinent to his application.
          If the applicant appeals, he may review pertinent documents at any reasonable time and place specified by the Administrative Committee and may submit any additional written materials pertinent to the appeal not set forth in the notice of appeal.
     (d) Any appeal will be reviewed by the Administrative Committee. The applicant, who may be represented by any person, will be entitled to appear before the Administrative Committee to present his claim. The Administrative Committee will decide the appeal not later than 60 days after receiving the notice of appeal. If special circumstances require an extension of time, a decision will be made as soon as possible, but not later than 120 days after receipt of the notice of appeal. The Administrative Committee shall also explain the reason for the delay and indicate the date on which a decision may be expected. The Administrative Committee's decision will be in writing and will state clearly the reasons for the decision, including specific reference to the provisions of the Plan supporting the decision. The Administrative Committee's decision on any and all appeals shall be final and conclusive upon all applicants.

     10.37 Notice of Address and Missing Persons
     (a) Each Member or Beneficiary must provide to the Plan, in the manner specified by the Administrative Committee, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan and neither the Management Committee, the Administrative Committee, nor the Employers, Trustee, or insurance company shall be obliged to search for or ascertain his whereabouts.
     (b) In the event that such person cannot be located, the Administrative Committee may direct that such benefit and all further benefits with respect to such person shall be discontinued, and the balance in such Member's Account shall be deemed a Forfeiture; provided, however, that in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum and the future benefits due such person shall be reinstated in full.

     10.38 Data and Information for Benefits
     All persons claiming benefits under the Plan must furnish to the Administrative Committee or its designated agent such documents, evidence, or information as the Administrative Committee or its designated agent consider necessary or desirable for the purpose of administering the Plan; and such person must furnish such information promptly and sign such documents as the Administrative Committee or its desig-nated agent may require before any benefits become payable under the Plan.

     10.39 Effect of a Mistake
     In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member or the amount of payments made, or to be made, to a Member or Beneficiary, the Administrative Committee shall, if possible, cause to be withheld or accelerated, or otherwise make adjustment to the Participant's Account of, such amounts of payments as will in its sole judgment result in the Member or Beneficiary receiving the proper benefits under this Plan. In the event of an administrative error adversely affecting a Member, the Administrative Committee may cause a special contribution and/or allocation to be made to the Member to correct such error and may take such other action as the Administrative Committee, in its discretion, considers appropriate.

     10.40 Self Interest
     A member of the Management Committee or Administrative
     Committee who is a Member in the Plan shall not vote on any question relating specifically to himself.

     10.41 Securities Law Requirements
     (a) The Plan is intended to comply with requirements that permit an exemption from liability under section 16(b) of the Securities Exchange Act for any transaction that is reportable under section 16(a) of the Securities Exchange Act. In order to ensure compliance with these requirements, and notwithstanding any provision of the Plan to the contrary, the Administrative Committee is hereby authorized to approve and enforce administrative restrictions regarding Section 16 Insiders to ensure compliance with requirements under section 16(b) of the Securities Exchange Act (and any regulations or rules thereunder). Such administrative restrictions may include, but will not be limited to, limiting elections by section 16 Insiders with respect to the investment of Employee and Employer Contributions to the Plan and the investment of Participant Account balances under the Plan.
     (b) The Administrative Committee is also authorized to approve and enforce administrative restrictions regarding any Member or Beneficiary with respect to transactions involving stock of the Corporation. Such restrictions shall be established to limit transactions that may result in violation of the insider trading rules under section 10(b) of the Securities Exchange Act.
     (c)  Administrative restrictions issued under this
          section 10.41 may not have the effect of discriminating in favor of Highly Compensated Employees in a way that adversely affects the qualified status of the Plan under the Code.

     Article XI. Amendment and Termination

     11.1 General Amendment
     The Corporation, through a writing adopted by the Management Committee, may amend the Plan at any time to any extent, subject to its collective bargaining obligations (if any) under substantive labor law. Each Employer, the Management Committee, the Administrative Committee, all Members and Beneficiaries, and all other persons shall be bound by these amendments. However, no amendment may increase the duties or liabilities of the Trustee without its written consent.

     11.2 Limitations on Amendments
     The provisions of this Article are subject to and limited by the following restrictions:
     (a) No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit the corpus or income of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Members or their Beneficiaries.
     (b) No such amendment shall operate either directly or indirectly to deprive any Member of his vested and nonforfeitable interest as of the time of such amendment.
     (c) No amendment shall modify the vesting schedule set forth in section 5.2(a), unless the conditions of Code section 411(a)(10) are met.
     (d) No amendment shall be made which would deprive any Member retroactively of his accrued benefit (as defined by Code section 411(a)(7)) under the Plan or benefits protected by Code section 411(d)(6) except to the extent permitted by law.

     11.3 Termination of the Plan
     (a) The Plan may be terminated or partially terminated at any time by the Corporation through a writing adopted by the Management Committee.
     (b) No Employer shall be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.
     (c) Upon any termination of the Plan in its entirety, or with respect to any Employer, the Corporation through a writing adopted by the Management Committee shall give written notice thereof to the Administrative Committee, the Trustee, and any Employer involved.
     (d) Except as provided by law, upon any termination of the Plan, no Employer with respect to whom the Plan is terminated (including the Corporation) shall thereafter be under any obligation, liability, or responsibility whatsoever to make any contribution or payment to the Trust Fund, the Plan, any Member, any Beneficiary, or any other person, trust, or fund whatsoever, for any purposes whatsoever under, or in connection with, the Plan.
     (e) Distributions by reason of the termination of the Plan shall not be made, if the Corporation or an Affiliate establishes or maintains a successor defined contribution plan, to the extent such distributions are prohibited by the provisions of Code section 401(k) and the Treasury regulations thereunder.

     11.4 Effect of Bankruptcy and Other Contingencies Affecting an Employer In the event an Employer terminates its connection with the Plan; or in the event the Employer is dissolved, liquidated, or shall, by appropriate legal proceedings, be adjudged a bankrupt; or in the event judicial proceedings of any kind result in the involuntary dissolution of the Employer; the Plan shall be terminated with respect to the Employer. The merger, consolidation, or reorganization of an Employer, or the sale by it of all or substantially all of its assets, shall not terminate the Plan if there is delivery to the Employer by the Employer's successor, or by the purchaser of all or substantially all of the Employer's assets, of a written instrument requesting that the successor or purchaser be substituted for the Employer and agreeing that the successor or purchaser shall perform all the provisions hereof that the Employer is required to perform. Upon the receipt of said instrument, with the approval of the Corporation, the successor or the purchaser shall be substituted for the Employer herein, and the Employer shall be relieved and released from any obligations of any kind, character, or description herein or in any trust agreement imposed upon it.

     Article XII. Top-Heavy Provisions

     12.1 Application of Top-Heavy Provisions
     (a) Single Plan Determination. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Section 416 Accounts of all Employees and Beneficiaries (excluding former Key Employees), the Plan is top-heavy and the provisions of this Article shall become applicable.
     (b)  Aggregation Group Determination.
          (1) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above.
          (2) If this Plan is top-heavy under subsection
              (a), but the Aggregation Group is not top-heavy, the Plan shall not be top-heavy and this Article shall not be applicable.
     (c) Administrative Committee. The Administrative Committee shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

     12.2 Definitions
     (a) "Aggregation Group" means this Plan and all other plans maintained by the Employers and Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code sections 401(a)(4) or 410. In addition, at the election of the Administrative Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by an Employer or an Affiliate if such expanded Aggregation Group meets the require ments of Code sections 401(a)(4) and 410.
     (b) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.
     (c) "Key Employee" means a Member who is a "key employee" as defined in Code section 416(i). Any Employee who is not a key employee shall be a "non-key employee" for purposes of applying this
          Article XII.
     (d)  "Section 416 Account" means the sum of:
          (1) the amount credited as of a Determination Date to a Member's or Beneficiary's account under the Plan and under any other qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of the Determination Date but which have not yet been contributed);
          (2) the present value of the accrued benefit
              credited to a Member or Beneficiary under a
              qualified defined benefit plan which is part
              of an Aggregation Group; and
          (3) the amount of distributions to the Member or Beneficiary during the five-year period ending on the Determination Date other than a distribution which is a tax-free Employee Rollover Contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by
              an Employer or an Affiliate;     reduced by:
          (4) the amount of Employee Rollover Contributions (or similar transfers) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to an Employee Rollover Contribution (or similar transfer) initiated by the Member and derived from a plan not maintained by an Employer or an Affiliate.

          The account or accrued benefit of a Member who was a Key Employee and who subsequently meets none of the conditions of subsection (c) for the Plan Year containing the Determination Date is not a Section
          416 Account and shall be excluded from all computations under this Article. Furthermore, if a Member has not performed any services for an Employer or an Affiliate during the five-year period ending on the Determination Date, any account of such Member (and any accrued benefit for such Member) shall not be taken into account in computing top-heaviness under this Article.
     (e) "Wages" means the Member's remuneration, as described in Treasury regulation section 1.415-2(d)(2), received for personal services rendered in the course of employment with Employers and Affiliates, excluding those items described in Treasury regulation section 1.415-2(d)(3) and without regard to Code section 125 or 402(e)(3).

     12.3 Minimum Contribution
     (a) General. If this Plan is determined to be top-heavy under the provisions of section 12.1 with respect to a Plan Year, the sum of Employer Contributions (excluding contributions under a salary reduction agreement) and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Employee and is an Employee on the last day of the Plan Year shall not be less than 3 percent of such Member's Wages. This section 12.3 shall not be applicable with respect to a Member who is also covered under a defined benefit plan maintained by the Corporation or an Affiliate which provides the benefit specified by Code section 416(c)(1).
     (b) Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection (b), the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of his total Wages for the year.
     (c) Multiple Plans. If this Plan is determined to be top-heavy under the provisions of section 12.1 with respect to a Plan Year, any Member who is a non-Key Employee covered under this Plan and under a defined benefit plan maintained by the Employers and Affiliates shall receive a minimum contribution determined by substituting 5 percent for 3 percent in applying the provisions of subsection (a). However, no minimum contribution under this section shall be allocable to any non-Key Employee who participates in a defined benefit plan maintained by an Employer or an Affiliate and who receives the minimum benefit described in Code section 416(c)(1) under such defined benefit plan.

     12.4 Limit on Annual Additions: Combined Plan Limit
     (a) General. If this Plan is determined to be top-heavy under section 12.1, section 4.7(b) of this Plan shall be applied by substituting "1.0" for "1.25" in applying the provisions of Code section 415(e)(2) and (e)(3).
     (b) Exception. Subsection (a) shall not be applicable if--
          (1) section 12.3(a) is applied by substituting "4 percent" for "3 percent" and
          (2) this Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in section 12.1.
     (c)  Transitional Rule. If, but for this subsection
          (c), subsection (a) would begin to apply with respect to the Plan, the application of subsection
          (a) shall be suspended with respect to a Member so long as there are:
          (1) no Employer Contributions, forfeitures or voluntary nondeductible contributions allocated to such Member, and
          (2) no accruals under a qualified defined benefit plan for such Member.

     12.5 Collective Bargaining Agreements
     The requirements of section 12.3 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer or an Affiliate if retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Affiliate.

     Article XIII. Participation in and Withdrawal From the
                   Plan by an Employer

     13.1 Participation in the Plan
     Any Affiliate may, by action of the Management
     Committee, become a party to the Plan and Trust
     Agreement. An Affiliate may adopt the Plan, for the benefit of its Eligible Employees, by filing with the Management Committee such instruments as the Management
     Committee may require.

     The adoption with respect to an Affiliate may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such adopting Employer and its Employees as may be acceptable to the Management Committee and the Trustee or insurance company. The sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement is reserved by the Corporation (through action of the Management Committee). The coverage date of the Plan for any such adopting organization shall be that stated in the decision of adoption and, from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Corporation, as provided in the Plan and Trust Agreement, including the sole right to amendment, and of appointment and removal of the Administrative Committee, the Trustee, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.

     13.2 Withdrawal from the Plan
     Any Employer may withdraw from the Plan and Trust
     Agreement, provided the Management Committee approves such withdrawal. Distribution may be implemented through continuation of the Trust Fund, or transfer to another trust fund exempt from tax under Code section
     501, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment in accordance with the directions of the Management Committee; provided, however, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer.

     13.3 Foreign Subsidiaries
     (a) Any corporation or other entity not incorporated under the laws of the United States, or any state thereof, of which 50 percent or more of the voting stock is (directly or indirectly) owned by the Corporation (a "Foreign Subsidiary") may elect, with the consent of the Management Committee, to become an Employer. If a Foreign Subsidiary becomes an Employer, Employees of the Foreign Subsidiary who are citizens of the United States participating in the United States Social Security program, and who are otherwise eligible to participate in the Plan, may participate in the Plan subject to the provisions of this section.
     (b) Each Foreign Subsidiary that becomes an Employer shall establish rules regarding participation in the Plan by its Employees. Such rules may include additional criteria for participation in the Plan by its Employees, rules for the remittance of contributions to the Plan, and such other rules as the Foreign Subsidiary and Management Committee shall deem appropriate.

     Article XIV. Miscellaneous

     14.1 Beneficiary Designation
     (a) An unmarried Member, Alternate Payee, or surviving spouse Beneficiary of a deceased Member may designate a Beneficiary or Beneficiaries to receive his interest in the Plan in the event of his death and may change his designation of Beneficiaries from time to time during his life time. Such a change shall be on a form filed with the Administrative Committee and that is either approved by, or acceptable to, the Administrative Committee.
     (b) The Beneficiary of each Member who is married shall be the surviving spouse of such Member, unless such spouse consents in writing to the designation of another Beneficiary or Beneficiaries. Each married Member may, from time to time, change his designation of Beneficiaries; provided, however, that the Member may not change his Beneficiary without the written consent of his spouse, unless such spouse's prior consent expressly permits designations by the Member without any requirement of further consent by the spouse.
     (c) Beneficiary designations shall be on a form provided by, or otherwise acceptable to, the Administrative Committee and shall not be effective for any purpose until the form has been filed with the Administrative Committee by the Member, Alternate Payee, or surviving spouse Beneficiary of a deceased Member during his lifetime. In the event that a Member or surviving spouse Beneficiary of a deceased Member fails to designate a Beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated Beneficiaries predecease him or die simultaneously with him, distribution shall be made to his spouse; or if none, to his children in equal shares; or if none, to his parents in equal shares; or if none, to his estate. In the event that an Alternate Payee fails to designate a Beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated Beneficiaries predecease him or die simultaneously with him, distribution shall be made to the Alternate Payee's estate. If a Beneficiary dies after the death of the Member, Alternate Payee, or surviving spouse Beneficiary of a deceased Member, but prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary's death not occurred, then, for the purposes of the Plan, the distribution that would have been received by such Beneficiary shall be made to such Beneficiary's estate.
     (d) The written consent described in subsection (b) shall acknowledge the effect of such election and shall be witnessed by a notary public or by a person authorized to do so by the Administrative Committee.
     (e)  Notwithstanding any other provision of this
          section 14.1, the Beneficiary under the annuity contract of a married Member who elects to have an annuity contract purchased on his behalf pursuant to subsection 6.4(b), shall be his spouse unless he designates a nonspouse Beneficiary in accordance with subsection 6.4(c). A Beneficiary under a joint and survivor annuity option may not be changed after the annuity starting date.

     14.2 Legal Disability
     Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability (such as incompetency or under legal age of majority) or, in the sole judgment of the Adminis-trative Committee, shall otherwise be unable to care for such distributions to his own best interest and advantage, the Administrative Committee, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:
     (a)  directly to such person;
     (b)  to his spouse;
     (c)  to his legal guardian or conservator; or
     (d) to any other person, to be held and used for his benefit.
     The decision of the Administrative Committee shall, in each case, be final and binding upon all parties, and any distribution made pursuant to the power herein conferred on the Administrative Committee shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employers, the Trustee, and the Administrative Committee in respect of such person.

     14.3 Nonalienation
     (a) Except as provided in Code section 401(a)(13), neither benefits payable at any time under the Plan nor the corpus or income of the Trust Fund shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit nor the Trust Fund shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit.
     (b) The Administrative Committee shall determine whether a domestic relations order is a "qualified domestic relations order" and shall administer distributions under such a qualified domestic relations order in accordance with the terms of the "Tupperware Corporation Qualified Domestic Relations Order Procedure" and consistent with applicable law.
     (c) In no event shall a domestic relations order be treated as a qualified domestic relations order if it requires the Plan to make payments prior to the date that a Member attains earliest retirement age, as defined in Code section 414(p). Notwithstanding the foregoing, the Plan may make a distribution to an Alternate Payee prior to the date the Member attains earliest retirement age if the qualified domestic relations order provides that the Plan and the Alternate Payee may agree in writing to an earlier distribution, and the distribution is made pursuant to such a written agreement.

     14.4 Applicable Law
     The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware to the extent such laws have not been preempted by applicable federal law.

     14.5 Severability
     If any provision of the Plan proves to be, or is finally held by any court or tribunal, board or authority of competent jurisdiction to be illegal, unenforceable, or in conflict with the Code, ERISA, or any other law relating to employees' trusts, or with any substantive labor law regarding collective bargaining, that provision will be disregarded and will be void with respect to the jurisdiction under which such decision is rendered. Such invalidation will not impair the Plan or any of its other provisions.

     14.6 No Guarantee
     Neither the Administrative Committee, the Management Committee, the Corporation, the Employers, nor the Trustee in any way guarantees the Trust Fund from loss or depreciation nor guarantees the payment of any money which may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, Member, or Beneficiary an interest in any specific part of the Trust Fund or any other interest, except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust Agreement.

     14.7 Merger, Consolidation, or Transfer
     The Management Committee may merge or consolidate the Plan with any other qualified plan under Code section
     401(a) or transfer assets and/or liabilities of the Plan to or from any other qualified plan. In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other plan, each Member shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     14.8 Plan Not a Contract of Employment
     Neither the creation of the Plan nor any amendment to it, nor the creation of the Trust Fund, nor the payment of benefit gives any legal or equitable right to any person against the Corporation, the Employers, their officers or employees, or against the Trustee except as provided in the Plan. All liabilities under the Plan shall be satisfied, if at all, only out of the Trust Fund. Participation in the Plan does not give a Member any right to continued employment.

     14.9 Successors; Corporate Reorganization
     In the case of the merger, consolidation, sale of assets, liquidation, or other reorganization of the Employer under circumstances in which a successor person, firm, or company continues all or a substantial number of Employees of the Employer, the successor will be substituted for the Employer under the Plan if it files a written election with the Trustee and the Management Committee to carry on the provisions of the Plan.

     14.10 Expenses
     All the expenses of administering the Plan, the expenses of managing and investing the assets of the Plan, the expenses of the Administrative Committee, and Management Committee and any other expenses incurred at the direction of the Management Committee will be paid by the Trust Fund to the extent permitted by law, unless paid by the Employers. The Management Committee may elect to require that the Employers pay any expenses of administering the Plan and relieve the Trust Fund of the obligation for such expenses. In such event, the Management Committee may allocate expenses among Employers.

     14.11 Construction
     If the Plan contains contradictory provisions, or if there appears to be a conflict between its provisions, the interpretation that favors the Plan as qualified under Code section 401(a) and the Trust as a tax-exempt trust under Code section 501(a) and preserves the deduction of contributions for federal tax purposes will prevail over any other interpretation.

     14.12 Headings
     The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

     Article XV. Sale of Business Unit, Closing of Facility,
                 or Reduction in Force

     15.1 Application
     If a group of Members shall cease employment with their Employer and all Affiliates in connection with the sale of a business unit or the closing of a facility which employed such Members or in connection with an event resulting in a reduction in force, the provisions of this Article XV shall govern the treatment of the Members under the Plan and shall, to the extent necessary, supersede any conflicting provisions contained elsewhere in this Plan. The sale of a business unit, the closing of a facility, or a reduction in force covered by this Article and the resulting termination of employment of a group of Members with the Corporation and all Affiliates in connection with the sale of such business unit, the closing of such facility, or such reduction in force shall be referred to as a "Triggering Event." Following a Triggering Event, affected Members (as described in this section) shall be entitled to receive distributions under the Plan.

     15.2 Sale of Business Unit
     If a Triggering Event occurs as the result of the sale of a business unit and if the Management Committee determines that the provisions of this Article XV shall apply to the affected business unit, the Members employed at such business unit and described in section
     15.1 shall be subject to the following provisions:
     (a) The Member's Vested Service will include employ ment with the Corporation and Affiliates before and after the Triggering Event and with the purchaser of the sold business unit after the Triggering Event. Subject to the requirements of the Code regarding partial terminations, the Member will not be entitled to a nonforfeitable interest in his Employer Contribution Account solely because of the occurrence of the Triggering Event but, instead, will become vested only upon the completion of the Service otherwise required by this Plan.
     (b) Subject to any applicable nondiscrimination rules under the Code, the Management Committee may, in its discretion, elect to fully vest each Member affected by the sale.

     15.3 Closing of Facility
     If a Triggering Event occurs as the result of the closing of a facility and if the Management Committee determines that the provisions of this Article XV shall apply to the affected facility, the Members employed at the facility and described in section 15.1 shall be subject to the following provisions:
     (a) The Members' Service will be determined as of the date of the Triggering Event. Subject to the provisions of the Code regarding partial terminations, each affected Member will not be entitled to a nonforfeitable interest in his Employer Contribution Account solely because of the occurrence of the Triggering Event but, instead, will become vested only upon the completion of the Service otherwise required by this Plan.
     (b) Subject to any applicable nondiscrimination rules under the Code, the Management Committee may, in its discretion, elect to fully vest each Member affected by the Triggering Event.

     15.4 Reduction in Force
     If a Triggering Event occurs as the result of a reduction in force and if the Management Committee determines that the provisions of this Article XV shall apply to the reduction in force, the Members whose employment ceases as part of the reduction in force and described in section 15.1 shall be subject to the following provisions:
     (a) The Members' Service will be determined as of the date of the Triggering Event. Subject to the provisions of the Code regarding partial terminations, each affected Member will not be entitled to a nonforfeitable interest in his Employer Contribution Account solely because of the occurrence of the Triggering Event but, instead, will become vested only upon the completion of the Service otherwise required by this Plan.
     (b) Subject to any applicable nondiscrimination rules under the Code, the Management Committee may, in its discretion, elect to fully vest each Member affected by the Triggering Event.

                                                     Appendix A



     For purposes of this Appendix A, the capitalized terms defined below shall apply. All other capitalized terms shall be defined in accordance with the Tupperware
     Corporation Retirement Savings Plan.

         (1)    "Cut-off Date" means April 27, 1996.

         (2) "Distribution" means the distribution of all outstanding shares of the common stock of the Corporation by Premark International, Inc. to the holders of the common stock of Premark International, Inc.

         (3) "Pre-Distribution Group" means Premark International, Inc. and its subsidiaries and former subsidiaries, and their respective affiliates and former affiliates (including without limitation the Corporation and its subsidiaries) in existence as of the date of Distribution.

         (4) "Former Premark Business" the businesses contained in Schedule 1.3 of the Distribution Agreement By and Among Premark International, Inc. and the Corporation and Dart Industries, Inc., and all businesses, assets or operations managed or operated by Premark International, Inc. or any such businesses, which were sold or otherwise disposed of as of the date of Distribution and which are not Former Dart Businesses (as such term is defined in the Reorganization and Distribution Agreement, dated September 4, 1986, by and among Dart & Kraft, Inc., Premark International, Inc. and various other parties).

         (5)    "Premark Controlled Group" means the
                controlled group of corporations (as defined under section 414(b) of the Code) containing
                Premark International, Inc. on the Cut-off
                Date.

         (6) "Premark Employee" means any individual who was employed by Premark International, Inc.
                or any of its subsidiaries immediately
                before the Cut-off Date and who was not
                employed by the Corporation or a subsidiary of the Corporation on or immediately after the Cut-off Date or otherwise in connection with the Distribution.

         (7)    "Premark Former Employee" means any
                individual who was, at any time before the Cut-off Date, employed by any member of the Pre-Distribution Group, who was not a Premark Employee, or was not employed by the Corporation or a subsidiary of the Corporation, on or immediately after the Cut-off Date or otherwise in connection with the Distribution, and whose most recent active employment with any such member was with a business conducted by Premark International, Inc. and its subsidiaries (other than the businesses conducted by the Corporation and its subsidiaries after the date of Distribution) or Former Premark Business.

     Notwithstanding any provision in the Plan to the contrary, individuals who are (i) are Premark Employees or Premark Former Employees; (ii) were employed by a member of the Premark Controlled Group at any time during the time period from December 1, 1995 through the Cut-off Date; (iii) who ceased to be employed by any member of the Premark Controlled Group after the Cut-off Date; and (iv) become employed by the Corporation before June 1, 1997 shall receive credit for purposes of participation eligibility and vesting under the Plan for service rendered to any member of the Premark Controlled Group to the extent such service would have been credited under the Plan if such service had been rendered for the Corporation.